Exhibit 2.1

                      PLAN AND AGREEMENT OF REORGANIZATION

This Plan and Agreement of Reorganization (this "Agreement") is entered into on this 29th day of June, 2001, by and among E-STREET ACCESS, INC., a New Jersey corporation ("Street"), HIGHLAND HOLDINGS INTERNATIONAL, INC., a Delaware corporation subject to the reporting requirements imposed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended ("Highland"), and certain stockholders of Street signatory hereto ("Shareholders" or "Street Shareholders").

                             PLAN OF REORGANIZATION

The transactions contemplated by this Agreement are intended to be a reorganization under both sections 351 and 368(a)(1)(B) of the Internal Revenue Code, as amended. The Street Shareholders shall contribute to Highland at Closing not less than 70% of Street's issued and outstanding Common Stock. The result of such reorganization shall be that if all Street Shareholders participate in the reorganization, they shall receive at the Closing, more than an 95% ownership interest in Highland. The share exchange shall be on a one-for-one basis.

                                    AGREEMENT

     1. Status of Street Shares; Transfer of Street Shares; Lack of Encumbrances

          (a) The Street Shareholders represent that, as of the date of this Agreement, the Street Shareholders own, in the aggregate, not less than 66.9% of all of Street's issued and outstanding Common Stock, and their share holdings, are listed on Exhibit A-1 attached to this Agreement. If any Street Shareholders transfer a portion of their respective holdings of Street Stock to other persons or entities, prior to the Closing (as defined in Section
               3), they, as a condition of such transfer, shall execute a counterpart of this Agreement as a Street Shareholder.

          (b) The Street Shareholders shall transfer, assign, convey and deliver to Highland at the Closing certificates representing, as of the Closing Date (as defined in Section 3), the Street Shares.

          (c) The transfer of the Street Shares shall be made free and clear of all liens, mortgages, pledges, encumbrances, or charges, whether disclosed or undisclosed, except as the Street Shareholders and Highland shall have otherwise agreed in writing.

     2. Issuance of Exchange Stock to Street Shareholders and Others.

          (a) As consideration for the transfer, assignment, conveyance and delivery of the Street Stock, Highland shall, at the Closing, issue, to the Street Shareholders, certificates representing the number of shares of Highland common stock and the number of shares of Highland convertible Preferred Stock equal to the number of shares of E-Street common stock tendered for exchange on the basis of one share of Highland stock (the "Exchange Stock"), immediately following the Closing. In calculating the above mentioned percentage, it is presumed that subsequent to the Closing, Highland will increase its authorized number of shares of Common Stock to accommodate the conversion of preferred stock into Common Stock.

          (b) The issuance of the Highland Exchange Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances, or charges, whether disclosed or undisclosed, except as the Street Shareholders and Highland shall have otherwise agreed in writing.

          (c) As provided herein, and immediately prior to the Closing, Highland shall have issued and outstanding 1,272,326 shares of Common Stock, and shall not have any shares of preferred stock issued and outstanding.

          (d) None of the Exchange Stock issued or transferred to the Shareholders and none of the Street Stock transferred to Highland hereunder shall, at the time of Closing, be registered under federal securities laws but, rather, shall be issued pursuant to an exemption therefrom and be considered "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). All of such shares shall bear a legend worded substantially as follows:

                    The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" within the meaning of Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

               The respective transfer agents of Highland and Street shall annotate their records to reflect the restrictions on transfer embodied in the legend set forth


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

               above. There shall be no requirement that Highland register the Exchange Stock under the Act, nor shall Street or the Shareholders be required to register any Street Shares under the Act.


     3. Closing. The consummation of the exchange described in Sections 1 and 2 (the "Closing") shall take place on a date (the "Closing Date") chosen by mutual agreement of Street and Highland within thirty (30) days from the date of this Agreement, unless a later time shall be mutually agreed upon by the parties.

     4. Deliveries at Closing.

          (a)  Street  and  the  Shareholders  shall  deliver  to  Highland,  at
               Closing:

               (1) certificates representing the shares of Street Stock as described in Section 1, each endorsed in blank by the registered owner,

               (2) an agreement from each Shareholder that is a director or officer of Street or a family member of any such director or officer, substantially in the form of Exhibit B-1 hereto, agreeing to restrictions on the transfer of the Exchange Stock as described in Section 11(c) hereto, providing certain investment representations and agreeing to the terms of a lock-up set forth in Exhibit B-1.

               (3)  a  copy  of  a  consent  of  Street's   board  of  directors
                    authorizing Street to take the necessary steps toward consummation of the transactions described by this Agreement, and

               (4) a copy of a Certificate of Good Standing for Street issued not more than sixty days prior to Closing by the New Jersey Secretary of State.

          (b) Highland shall deliver to the Street Shareholders, at Closing, certificates representing the Exchange Stock (or convertible preferred stock), in the names of the appropriate Shareholders, each in the appropriate denomination, as described in Section 2.

          (c) Highland shall deliver to the new Highland Board, appointed pursuant to Section 11(k) below, at Closing, all of Highland's corporate records.

          (d) Highland shall execute and deliver of John Derrico, Benjamin Minton and Joseph Schultz employment agreements substantially in the forms of Exhibits I-1, I-2 and I-3, respectively.



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

          (e)  Highland shall deliver to Street at Closing:

               (1) a copy of a consent of Highland's board of directors authorizing Highland to take the necessary steps toward consummation of the transactions described by this Agreement and electing the new directors designated by Street one of whom shall be John Demoleas effective as of the Closing; and

               (2) a copy of a Certificate of Good Standing for Highland issued not more than thirty days prior to Closing by the Secretary of State of Delaware.

     5. Covenants, Representations and Warranties of Street. Subject to the schedule of exceptions, attached hereto as Exhibit C and incorporated herein by this reference, which schedule shall be acceptable to Highland, Street represents and warrants to Highland as follows:

          (a) Organization and Standing of Street. Street is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey Street's books and records are complete and correct and have been maintained with good business practice and accurately reflect in all material respects the transactions to which they relate.

          (b) Subsidiaries and Ownership of Securities. The following are wholly owned subsidiaries of Street: ESA Securities, Inc. d/b/a E Street Access; Global Tradesoft, Inc. and E Street Ventures Partners Group, Inc.

          (c) Capitalization. The aggregate number of shares of stock which Street is authorized to issue is 50 million shares, all of which are shares of Common Stock, $.005 par value, of which 25,654,252 shares are issued and outstanding as at June 22, 2001. All of such outstanding shares are validly issued, fully paid and non-assessable;

               Street has outstanding the number of warrants to purchase Common Stock as are scheduled on Exhibit A-2.

               According to Street's books and records, each of the persons or entities that is to be a shareholder at Closing is domiciled in one of the jurisdictions listed on Exhibit A-2. All securities issued by Street as of the date of this Agreement have been issued in compliance with all applicable state and federal laws.

          (d) Financial Statements. Street will deliver to Highland, prior to Closing, copies of Street's financial statements for the year ended April 30, 2000 as compiled


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

               by  Street's   accountants  and  Street's   unaudited   financial
               statements for the year ended April 30, 2001 as prepared by Street. Street shall deliver to Highland, 45 days after the Closing, financial statements of Street for the years ended April 30, 2000 and April 30, 2001 as audited by Street's accountants and prepared in accordance with generally accepted accounting principles.

          (e) Absence of Undisclosed Liabilities. Except to the extent reflected in this Agreement or in Street's unaudited balance sheet at April 30, 2001, Street has no actual knowledge of any liabilities of any nature, whether accrued, absolute, contingent, or otherwise, including, without limitation, annual franchise taxes or other corporate charges in the normal course of business, in existence as of such date.

          (f) Absence of Certain Changes. Except as disclosed in Exhibit C, since April 30, 2001, there has not been, and as of the Closing, there will not be (i) any change in Street's financial condition, assets, liabilities, or business other than changes in the ordinary course of business, none of which, taken individually or considered together with other changes, has been materially adverse, or (ii) any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting Street's properties or business.

          (g) Title to Properties. Street has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, none of which is subject to any security interest, mortgage, pledge, lien, encumbrance, or charge, except for liens, if any, shown on Street's financial statements as of April 30, 2001, or on Exhibit D prepared in compliance with subsection (j) below as securing specified liabilities set forth therein (with respect to which no default exists) and, except for minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the properties subject thereto, or materially impair Street's operations and have arisen in the ordinary course of business.

          (h) Litigation and Complaints. Except as disclosed in Exhibit C, there is no litigation or proceeding pending, or to Street's knowledge threatened, against or relating to Street, its properties, or business, nor does Street know or have reasonable grounds to know, of any basis for any such action, or of any governmental investigation relative to Street, its properties, or business. In addition, except as disclosed in Exhibit C, Street is not aware of any outstanding complaints filed against them with the Securities and Exchange Commission or the NASD in connection with the operation of their securities business. Street is not, and on the Closing Date will not be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or


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

               of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality; and Street has, and on the Closing Date will have, complied in all material respects with all laws, rules, regulations and orders applicable to it and to its business, if any.

          (i) Exhibits Relating to Certain Matters. Exhibit D contains a complete and accurate recitation of the following documents: a description of all liens, mortgages, charges, and encumbrances that are outstanding with respect to any of the properties and assets of Street; a list of all leases wherein Street is either lessor or lessee, a list of all other material written or oral contracts, commitments, agreements, and other contractual obligations to which Street is a party, a list of all insurance policies carried by Street; a description of all bonus, pension, profit sharing, retirement, stock purchase, stock option, hospitalization, insurance, and other executive or employee compensation or benefit plans to which Street is a party, a list of all notes payable of Street, and, a list of all notes and contracts receivable of Street.

          (j) Taxes. Street has filed in correct form, or has received proper extensions to file, all federal and state income tax returns due with respect to all periods through the end of its last fiscal year, and all real and personal property tax schedules, franchise, sales or use tax returns, and all federal and state employment and withholding tax returns that are required to be filed, and has paid all taxes as shown on the said returns and all assessments received by it to the extent that such taxes and assessments have become due.

          (k) Authority to Execute Agreement The Board of Directors of Street, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by Street of this Agreement, and has duly authorized each of the transactions hereby contemplated to be performed. A copy of the Consent of Board of Directors of Street authorizing such action is attached hereto as Exhibit E and incorporated herein by this reference. Street has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated by it and to take all other actions required to be taken by it pursuant to the provisions hereof Street has taken all actions required by law, its Articles of Incorporation, as amended, its bylaws, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon the Shareholders in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the bylaws, as amended, of Street, or any agreement, stipulation, order, writ, injunction, decree, law rule or regulation applicable to Street.



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

          (l) Finder's Fees. Street is unaware of any finders or brokers fees which are due in connection with the transaction contemplated herein.

          (m) Disclosure. No representation or warranty by Street in this Agreement, nor any statement or certificate hereto, or in connection with the transactions contemplated hereby, knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

          (n) Compliance. To the best of its knowledge, Street has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof domestic or foreign, currently applicable to its assets and to the business conducted by it.

          (o) Lockup. In the event that any shareholder of E Street, other than a Shareholder required to execute and deliver an agreement in the form of Exhibit B-1 or Exhibit B-3 hereto hereto, participates in the exchange of such shareholder's E Street common stock for shares of common stock of Highland hereunder, such shareholder will enter into an agreement, substantially in the form of Exhibit B-2 hereto, containing certain lock-up provisions and investment representations.

     6. Access and Information. Subject to the protections provided by Section 15, Street shall give to Highland and to Highland's counsel, accountants, and other representatives full access, during normal business hours throughout the period prior to the Closing, to all of Street's properties, books, contracts, commitments, and records, including information concerning products and customer base, and patents held by, or assigned to, Street, and furnish Highland during such period with all such information concerning Street's affairs as Highland reasonably may request.

     7.  Covenants,   Representation   and  Warranties  of  Highland.   Highland
represents and warrants as follows:

          (a) Organization and Standing of Highland. Highland is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Highland's books and records are complete and correct and have been maintained with good business practice and accurately reflect in all material respects the transactions to which they relate. The same shall be subject to the review and approval of counsel for Street.

          (b)  Subsidiaries. Highland Resources Hondouras, S.A.



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

          (c) Capitalization. As of the date of this Agreement, the aggregate number of shares of Common Stock, par value $.001 per share, which Highland is authorized to issue is 20,000,000 of which 1,272,326 shares are currently issued and outstanding. No options or rights to purchase Common Stock or preferred stock are currently outstanding, or will be outstanding as of the Closing. The aggregate number of shares of preferred stock, par value $.001 per share, which Highland is authorized to issue is 5,000,000, of which no shares are issued and outstanding.

          (d) Financial Statements. Highland will deliver to Street, prior to Closing, copies of all of Highland's audited and unaudited financial statements, including but not limited to Highland's audited 12 month statements for the year ending December 31, 2000, and first quarter statements as at March 31, 2001. All of Highland's audited and unaudited financial statements through March 31, 2001 shall be true and complete and have been prepared in accordance with generally accepted accounting principles and Regulation S-X appearing in title 17 of the Code of Federal Regulations ("Regulation S-X").

          (e) Absence of Undisclosed Liabilities. Except to the extent reflected in this Agreement or in Highland's balance sheet at March 31, 2001, Highland has no actual knowledge of any liabilities, as of such date, of any nature, whether accrued, absolute, contingent, or otherwise, including, without limitation, annual franchise taxes or other corporate charges in the normal course of business.

          (f) Absence of Certain Changes. Highland is engaged in the exploration of mining interests in Honduras through a 95% owned subsidiary. Since March 31, 2001, there has not been any material change in Highland's financial condition, assets or liabilities, except the incurring of expenses in connection with the acquisition of Street or in the exploration of the mine in Honduras or as reflected in this Agreement.

          (g) Litigation. There is no litigation or proceeding pending, or to Highland's knowledge threatened, against or relating to Highland, nor does Highland know or have reasonable grounds to know, of any basis for any such action, or of any governmental investigation relative to Highland. Highland is not, and on the Closing Date will not be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality; and Highland has, and on the Closing Date will have, complied in all material respects with all laws, rules, regulations and orders applicable to it, if any.



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

          (h) Contracts. Highland is not a party to any contract, nor is Highland a party to any written or oral commitment, for capital expenditures. Highland has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect under any agreements or other documents to which it was a party and has no further on continuing obligation under any agreements or contracts.

          (i)  SEC  Filings.  As of the  date of this  Agreement,  Highland  has accurately and timely filed with the Securities and Exchange Commission ("SEC") all registration statements, financial statements, applications, reports, schedules, forms, proxy statements and all other instruments, documents and written information (collectively, the "SEC Filings") required to be filed by Highland under the Act and the Securities Exchange Act of 1934, as amended. At the date hereof, none of the SEC Filings contains or, on the Closing Date, will contain any untrue statement of a material fact or omits or, on the Closing Date, will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made or shall have been made, not misleading.

          (j)  Authority  to  Execute  Agreement.  The  Board  of  Directors  of
               Highland, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by Highland of this Agreement and the Highland Exchange Stock, and has duly authorized each of the transactions hereby contemplated. A copy of the Consent of Board of Directors of Highland authorizing such action is attached hereto as Exhibit F and incorporated herein by this reference. Highland has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. Highland has taken all the actions required by law, its Certificate of Incorporation, as amended, its bylaws, as amended, or otherwise to authorize the execution and delivery of the Highland Exchange Stock pursuant to the provisions hereof. Not less than a majority of the holders of the outstanding stock of Highland entitled to vote has approved this Agreement. This Agreement is valid and binding upon Highland in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Certificate of Incorporation, as amended, or the bylaws, as amended, of Highland, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to Highland. Upon issuance, the Highland Exchange Stock shall be validly issued, fully paid and non-assessable.

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

          (k) Finder's Fees. Highland is unaware of any finders or brokers fees which are due in connection with the transaction contemplate herein.

          (l) Disclosure. No representation or warranty by Highland in this Agreement, nor any statement or certificate furnished or to be furnished to Street or the Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading

          (m) Taxes. Highland has filed in correct form all federal and state income tax returns due with respect to all periods through the end of its last fiscal year, and all real and personal property tax schedules, franchise, sales or use tax returns, and all federal and state employment and withholding tax returns that are required to be filed, and has paid all taxes as shown on the said returns and all assessments received by it to the extent that such taxes and assessments have become due. The Internal Revenue Service has not examined any income tax return of Highland.

          (n) Registration Rights. Highland has not granted any registration rights to holders of restricted Common Stock.

          (o) Exhibits Relating to Certain Matters. Exhibit I contains a complete and accurate recitation of the following documents: a description of all liens, mortgages, charges, and encumbrances that are outstanding with respect to any of the properties and assets of Highland; a list of all leases wherein Highland is either lessor or lessee; a list of all other written or oral contracts, commitments, agreements, and other contractual obligations to which Highland is a party; a list of all insurance policies carried by Highland; a description of all bonus, pension, profit sharing, retirement, stock purchase, stock option, hospitalization, insurance, and other executive or employee compensation or benefit plans to which Street is a party, a list of all notes payable of Highland, and, a list of all notes and contracts receivable of Highland.

          (p) Lock-up of Highland Common Stock. (i) At Closing, Highland and John Demoleas shall deliver to Street a duly executed agreement, substantially in the form of Exhibit B-3 hereto, pursuant to which such number of shares of Highland Common Stock held by John Demoleas will be subject to certain restrictions on transfer and lock-up provisions set forth in such Exhibit. The "lock-up" provisions contained in such agreement shall be the same as the "lock-up" provisions contained in the agreements executed by the directors of

               Street upon their acquisition of Highland shares and contained in Exhibit B-1 hereto.

          (q) Offices and Directors. There is set forth on Exhibit G, offices and directors of Highland at the time of closing.

     8. Access and Information. Subject to the protections provided by Section 14, Highland shall give to Street and to Street's counsel, accountants, and other representatives full access, during normal business hours throughout the period prior to the Closing, to all of Highland's properties, books, contracts, commitments, and records, if any, and shall furnish Street during such period with all such information concerning Highland's affairs as Street reasonably may request.

     9. Conduct of Street Business Pending Closing. Street and each of the Shareholders, to the extent within each Shareholder's control, covenant that pending the Closing:

          (a) Except as described in, or as may be necessary to effect the transactions contemplated by, the next sentence, no change will be made in Street's Certificate of Incorporation or bylaws and no change will be made in Street's issued shares of stock.

          (b) No dividends shall be declared and no stock options shall be granted.

          (c) Except as otherwise requested by Highland, Street will use its best efforts (without making any commitment on Highland's behalf) to preserve Street's business organization intact, to keep available to Street the services of its present officers and employees, and to preserve the goodwill of those having business relations with Street.

     10. Conduct of Highland Pending Closing. Highland covenants that, pending the Closing:

          (a) No change will be made in Highland's Certificate of Incorporation or bylaws or in Highland's authorized or issued shares of stock.

          (b) No dividends shall be declared, no stock options granted and no employment agreements shall be entered into with officers or directors of Highland, except as contemplated by this Agreement or as may be first approved in writing by Street.

          (c) Highland will not issue any stock or other securities, including any right or option to purchase or otherwise acquire any of its stock, or issue any notes or other evidences of indebtedness.

          (d) Highland shall continue to conduct its exploration business of the mining of property at its current level and devote time and effort in furtherance of this Agreement.

     11. Conditions Precedent to Closing. All obligations of Highland, Street and the Street Shareholders under this Agreement are subject to the fulfillment, or waiver by the party or parties to be benefitted, prior to or at the Closing, of all conditions elsewhere herein set forth, including, but not limited to, receipt by the appropriate party of all deliveries required by Section 4 herein, and fulfillment, prior to the Closing, of each of the following conditions:

          (a) The respective representations, warranties and covenants of Street, of the Shareholders, and of Highland contained in this Agreement shall be true at the time of Closing as though such representations, warranties and covenants were made at such time.

          (b) Street, the Street Shareholders and Highland shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each prior to or at the Closing.

          (c) Each Street Shareholder acquiring Exchange Stock will be required, at Closing, to submit an agreement, substantially in the form of Exhibit B, confirming that all the Exchange Stock received will be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof, and agreeing not to transfer any of the Exchange Stock for a period of two years from the Closing Date. The foregoing provision shall not prohibit the registration of those shares at any time following the Closing. Each Street Shareholder acquiring Exchange Stock will be required to transfer to Highland at the Closing his or her respective Street Shares, free and clear of all liens, mortgages, pledges, encumbrances or changes, whether disclosed or undisclosed.

          (d) Highland shall have been presented with, and shall have approved, an updated version of Exhibits C and D, prepared by Street, current as of the Closing.

          (e) Each party shall have received favorable opinions from the other party's counsel on such matters in connection with the transactions contemplated by this Agreement as are reasonable, including an opinion from counsel for Street that the Exchange, if consummated, will not in any manner violate corporate or securities laws of any states where any Street Shareholder resides.

          (f) Each party shall have satisfied itself that since the date of this Agreement the business of the other party has been conducted in the ordinary course except to the extent otherwise contemplated by this Agreement. In addition, each party shall have satisfied itself that no withdrawals of cash or other assets have been made and no indebtedness has been incurred since the date of this Agreement, except with respect to services rendered or expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, unless said withdrawals or indebtedness were either contemplated by the terms of this Agreement or subsequently consented to in writing by the parties or were incurred in the ordinary course of business by Street.

          (g) Each party covenants that, to the best of its knowledge, it has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, applicable to their assets, to the business conducted by them and to the transactions contemplated by this Agreement.

          (h) Highland shall have provided to Street all audited and unaudited financial statements, including but not limited to Highland's audited 12 month statements for the year ending December 31, 2000, and first quarter statements as at March 31, 2001. All audited and unaudited financial statements shall be prepared in accordance with generally accepted accounting principles and Regulation S-X, and the audited statements certified as such by independent accountants of Highland.

          (i) Street shall have provided to Highland audited consolidated financial statements of Street for its most recently completed fiscal year or prepared in accordance with generally accepted accounting principles, together with consolidated unaudited financial statements in the same form which have been prepared subsequent to its most recently completed fiscal year.

          (j) Each party shall have granted to the other party (acting through its management personnel, counsel, accountants or other representatives designated by it) full opportunity to examine its books and records, properties, plants and equipment, proprietary rights and other instruments, rights and papers of all kinds in accordance with Sections 6 and 8 hereof and each party shall be satisfied to proceed with the transactions contemplated by this Agreement upon completion of such examination and investigation.

          (k) Effective as of the Closing Date, all of the members of Highland's current board of directors and each and every person serving as an officer of Highland shall resign their respective positions and/or offices by tendering written resignations except John Demoleas shall remain as a director. Immediately prior to said resignations, Highland's board of directors shall appoint those persons listed on

               Exhibit G as members of Highland's new board, such appointments to be effective as of the Closing.


          (l) All press releases, shareholder communications, SEC Filings and other publicity generated by Highland or Street regarding the transactions contemplated by this Agreement shall have been reviewed and approved by the other party before their release to the public or any governmental agency.

          (m) Each party shall have satisfied itself that all transactions contemplated by this Agreement, including those contemplated by the exhibits attached hereto, shall be legal and binding under applicable statutory and case law of the State of Delaware including, but not limited to Delaware's securities laws and all other applicable state securities laws.

          (n) Each of the Street Stockholders shall have tendered his or her stock certificate or certificates to Highland, endorsed in blank, to permit the transfer of the Street's Stock at Closing as contemplated by Section 2(b).

     12. Post Closing. Within forty five (45) days after Closing, Street shall deliver to Highland an audited copy of its April 30, 2001 financial statement referred to in paragraph 5 (b) above.

     13. Standstill Agreement. Prior to the Closing or termination of this Agreement pursuant to Section 13, neither Highland, Street, nor any of the Shareholders may discuss or negotiate with any other corporation, firm or person, or entertain or consider any inquiries, or proposals relating to the possible disposition of their shares of capital stock of either Street or Highland, and each of them will cause Street or Highland, respectively, to conduct business only in the ordinary course except that Street may undertake investigation, discussion and/or negotiations with potential acquisition candidate companies and/or strategic investors, provided that such negotiations, discussions and investigations are in furtherance of Street's business plan, and further, Street Shareholders shall be authorized to sell his stock to employees and/or others prior to Closing, so long as such transferee becomes a Street Shareholder by executing a counterpart of this Agreement as a condition thereof. Notwithstanding the foregoing, each party shall be free to engage in activities mentioned in the preceding sentence which are designed to further the mutual interests of the parties for the contemplated consolidation of the companies and advancement of Street's business plan.

     14. Termination. This Agreement may be terminated prior to Closing, and the contemplated transactions abandoned, without liability to either party, except with respect to the obligations of Highland, Street and the Street Shareholders under Section 15 hereof:

          (a)  by mutual consent of the parties;

          (b) by Highland, if in its reasonable belief there has been a material misrepresentation or breach of warranty on the part of Street or any Shareholder in the representations and warranties set forth in the Agreement;

          (c) by Street or a majority in interest of Shareholders if, in the reasonable belief of Street or such Shareholders, there has been a material misrepresentation or breach of warranty on the part of Highland in the representations and warranties set forth in the Agreement;

          (d)  by  either   Highland  or  by  a  majority  in  interest  of  the
               Shareholders if the Closing shall not have occurred by the Closing Date;

          (e) by Highland if in its opinion or that of its counsel, the transactions contemplated by this Agreement do not qualify for exemption from registration under applicable federal and state securities laws, or qualification, if obtainable, cannot be accomplished, in Highland's opinion or that of its counsel, without unreasonable expense or effort;

          (f) by Highland if, in its opinion or that of its counsel, the transactions contemplated by this Agreement cannot be consummated under Delaware or other relevant state corporate law or, if consummation is possible, that it cannot be accomplished, in Highland's opinion or that of its counsel, without unreasonable expense or effort;

          (g)  by   Highland  or  by  a  majority  in  interest  of  the  Street
               Shareholders if Highland in its sole discretion or such Shareholders in their discretion shall determine that any of the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of the institution or threat by state, local, or federal governmental authorities or by any other person of material litigation or proceedings against any party;

          (h) by Highland if the business or assets or financial condition of Street, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise, or, by a majority in interest of the Street Shareholders if the business or assets or financial condition of Highland, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise;

          (i) by Highland if it shall appear to Highland that Street shall not be able to obtain within a reasonable amount of time after Closing all consents and approvals of all governmental authorities having any jurisdiction over the business of Street, or if such authorities shall withdraw any approvals, licenses, or permits given to Street or to any other entity with which Street is affiliated or in which Street has an interest;

          (j) by Street if Highland fails to perform material conditions set forth in Section 11;

          (k) by Street if examination of Highland's books and records pursuant to Section 8 uncovers a material deficiency, and

          (l) by Highland if Street fails to perform material conditions set forth in Section 11.

     In the event of a bad-faith termination of this Agreement, the non-terminating party shall be limited solely and exclusively to recovery of its attorney's fees expended in the preparation and reporting of the transaction Highland and the Shareholders expressly waive all other damages, fees, costs, and lost opportunity costs (consequential damages) against each other as a result of termination of this Agreement.

     15. Confidentiality. While each party is obligated to provide access to and furnish information in accordance with Sections 6 and 8 herein, it is understood and agreed that such disclosures and information subsequently obtained as a result of such disclosures are proprietary and confidential in nature. Each party agrees to hold such information in confidence and not to reveal any such information to any person who is not a party to this Agreement, or an officer, director, key employee, or shareholder, counsel or auditors thereof, and not to use the information obtained for any purpose other than assisting in its due diligence inquiry precedent to the Closing. Upon request of any party, a confidentiality agreement, acceptable to the disclosing party, will be executed by any person selected to receive such proprietary information, prior to receipt of such information.

     16. Nature and Survival of Representations. All statements contained in any certificate or other instrument delivered by or on behalf of Street, the Street Shareholders or Highland, pursuant hereto, or m connection with the transactions contemplated hereby, shall be deemed representations and warranties by Street, the Street Shareholders or Highland, respectively, and shall survive the closing for a period of twenty-four (24) months.

     17. Binding Agreement.

          (a) This Agreement shall become binding upon the parties when, but only when, it shall have been signed by or on behalf of all parties.

          (b) Subject to the condition stated in subsection (a), above, this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their legal representatives, successors and assigns. Subject to the last paragraph of

               Section 13, this Agreement, in all of its particulars, shall be enforceable by legal action for the recovery of damages or by way of specific performance and the terms and conditions of this Agreement shall remain in full force and effect subsequent to Closing and shall not be deemed to be merged into any documents conveyed and delivered at the time of Closing.

     18.  Construction.   This  Agreement  has  been  prepared,  negotiated  and
delivered in the State of New York and shall be governed by, and construed in accordance with, the laws of that State.

     19. Notices. All notices, requests, demands, and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered or mailed, first class postage, prepaid, to Street, at 480 Route 9 North, Englishtown, NY 07726, Attention: Benjamin Minton, Executive Vice President, or if to Highland, at, 480 Route 9 North, Englishtown, NY 07726,
Attention: John Demoleas, P.O. Box 314 Tenafly, New Jersey 07670 or if to the Shareholders, to the respective addresses indicated beneath each Shareholder's name on the signature page of this Agreement.

     20.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same document.

     21. Arbitration. Any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration, provided, however, that nothing in this Section shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in New York, New York, in accordance with the rules and regulations of the American Arbitration Association then obtaining. The law of New York shall govern. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court of competent jurisdiction.

     22. Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


E-Street Access, Inc.                     Highland Holdings International, Inc.


By:/s/ John Derrico                     By: /s/ John Demoleas
   ----------------------------             ------------------------------------
   John Derrico, President                   John Demoleas, President



THE UNDERSIGNED SHAREHOLDERS OF E-STREET ACCESS, INC., COLLECTIVELY OWN 66.92% OF THE CURRENTLY OUTSTANDING SHARES OF E-STREET ACCESS, INC., APPROVE OF THE FOREGOING AGREEMENT AND THE TRANSACTION THEREIN DESCRIBED, AND FOR THE LIMITED PURPOSE OF THEIR AGREEMENT TO SECTIONS 7(p)


/s/ Joseph Schultz                                  /s/ John Derrico
-------------------------------                  -----------------------------
       Joseph Schultz                                   John Derrico

/s/ Warren B. Minton                                /s/ Lorraine Schneider
-------------------------------                  -----------------------------
      Warren B. Minton                               Lorraine Schneider

                                  EXHIBIT LIST


Exhibit A-1 Names and Respective Share holdings in Street of the Individuals and Entities that are Street Shareholders as of June 22, 2001.

Exhibit A-2 Names and Anticipated Respective Share Holdings in Street of the Individuals and Entities That Currently Hold Options and Warrants to Acquire Shares of Street; and Jurisdictions of Residence of E-Street Shareholders.

Exhibit B-1 Form of Investment Letter and Lock-Up Agreement of Street Shareholders that are Officers or Directors or of Street or Members of Their Families.

Exhibit B-2 Form of Investment Letter and Lock-Up Agreement of Other Shareholders of Street.

Exhibit B-3    Form of Lock-Up Agreement of John Demoleas.

Exhibit C      Schedule  of  Exceptions  to   Covenants,   Representations   and
               Warranties of Street

Exhibit D      Description  of Liens,  Mortgages,  Charges and  Encumbrances  of
               Street

Exhibit E      Consent of Board of Directors of Street

Exhibit F      Consent of Directors of Highland

Exhibit G      Persons to be Appointed Directors and Officers of Highland

Exhibit H      Description  of Liens,  Mortgages,  Charges and  Encumbrances  of
               Highland

Exhibit I-1    Employment Agreement between Highland and John Derrico

Exhibit I-2    Employment Agreement between Highland and Benjamin Minton

Exhibit I-3    Employment Agreement between Highland and Joseph Schultz

                                   EXHIBIT A-1

NAMES AND RESPECTIVE SHARE HOLDINGS IN STREET OF THE INDIVIDUALS AND ENTITIES THAT ARE STREET SHAREHOLDERS

                               AS OF JUNE 22, 2001

COMMON STOCK, $.005 PAR VALUE
-----------------------------


NAME                                                             # OF SHARES
----


John Derrico                  4,633,334
Warren B. Minton              5,266,667
Joseph Schultz                5,266,667
Lorraine Schneider            2,000,000

E Street Access, Inc. Shareholders June 22, 2001

Name
----

Allen Monchik                       16,668        0.06%
David Morge                          4,000        0.02%
Kenneth Morge                       61,000        0.24%
Lawrence Morge                      14,000        0.05%
Frank Kelly, Jr.                   133,334        0.52%
Ray Roddan                          83,336        0.32%
Brian Georges                       26,668        0.10%
Brian Brosnan                       13,334        0.05%
Nicholas Amendola                    6,668        0.03%
Mark Sini                            6,668        0.03%
Ronald Bluett                       50,000        0.19%
Peter Harteveld                    106,668        0.42%
David Brickman-Cit Bank             33,334        0.13%
Stan Zook                           33.334        0.13%
John Costello                       13,334        0.05%
Dennis/Lois Diedrich                13,334        0.05%
Jerry Brasel                       280,000        1.09%
Selloy Limited Partnership          33,334        0.13%
Alvin Pokel                        100,000        0.39%
Paul Lahiff                          6,668        0.03%
Gerard Dennis                       16,668        0.06%
George Smith                        33,334        0.13%
John Serpico                        33,334        0.13%
Carlos Oseguera                     16,668        0.06%
Edward Olsen                        16,668        0.06%
Charles Tardy                       16,668        0.06%
John Calabrese                      20,000        0.08%

Richard Clayton                    210,000        0.82%
Dale Birch                          56,668        0.22%
Edward Heller                      169,000        0.66%
Ross Alvord                        207,000        0.81%
Dean Pitcairn                       30,000        0.12%
Steven Hale                          3,000        0.01%
Robert Sargent Jones                10,000        0.04%
Christopher Biddle                  25,000        0.10%
Mark Simmons                         2,000        0.01%
David Pond                         150,000        0.58%
Greg Savad - MMI Abstract           43,334        0.17%
Mark Wilson                         17,500        0.07%
Roger Tomsich                       15,000        0.06%
Joseph Jacobs                        3,000        0.01%
David Alvorado                       6,000        0.02%
William Albers                      60,000        0.23%
Thomas Brewer                       70,000        0.27%
Howard Binder                       20,000        0.08%
G.F. Linnstaedt                     20,000        0.08%
Robert Welsh                        70,000        0.27%
Richard Greene                      10,000        0.04%
Steven Chou                          6,667        0.03%
Lingo Platter                        7,500        0.03%
Joseph Malis                        20,000        0.08%
Herbert Mcgrath                     20,000        0.08%
Richard Samuelson                   20,000        0.08%
Nicholas Pakis                       5,000        0.02%
Sean Gibson                         70,000        0.27%
Darby Diedrich                     274,000        1.07%
Paul Dames                         700,000        2.73%

Paul Monohon                        16,668        0.06%
Peter Porri                         16,668        0.06%
Louis DeSantis                      16,668        0.06%
Gail Graham                         16,668        0.06%
Kenneth Scivally                   116,668        0.45%
Lawrence Ligget                      6,668        0.03%
William Brandstater III              6,668        0.03%
John O'Rourke                       10,000        0.04%
Primo Ianieri                      996,668        3.77%
Paul Gattuso                        16,668        0.06%
Bruce Filaski/Diane Duff            66,668        0.26%
Michael Adler                       16,668        0.06%
Graeme Spiers                      100,000        0.39%
Joel Krantz                         35,334        0.14%
Tom Haughly                         66,668        0.26%
Richard Audet                        6,668        0.03%
Kenneth White                       50,000        0.19%
Kevan Karl                         531,664        2.07%
Paul Miller                         30,000        0.12%
Daniel Berger                       16,668        0.06%
Delbert McNamara                   302,334        1.18%
Donald Leggett                      33,334        0.13%
Diane Toner                          6,668        0.03%
Dennis Greenwood                    33,334        0.13%
Jon Thomsom                         33,334        0.13%
Dallas Rauche                       33,334        0.13%
Kevin Green                         58,334        0.23%
Harold Blair                         8,334        0.03%
Jack Halperin                      133,334        0.52%
Ben Chaney                          98,335        0.38%

John Derrico                     4,633,334       18.06%
Benjamin Minton                  5,266,667       20.53%
Joseph Schultz                   5,266,667       20.53%
Randy Hechler                    1,000,000        3.90%
Eugene Partyka                       5,000        0.02%
Robert Partyka                       5,000        0.02%
Ian Olito                          100,000        0.39%
Lorraine Schneider               2,000,000        7.80%
Thunder Management                 100,000        0.39%
Anthony Virga                      700,000        2.73%
John McCarty                        30,000        0.12%
1st Venture.com                     53,534        0.21%
Anthony Fortunato                   50,000        0.19%
Robert Fortunato                    50,000        0.19%
Frank Cappola                       33,334        0.13%
                                                  0.00%

Sub Total                       25,654,252      100.00%
---------                       ==========

Share Total                     25,654,252
-----------                     ==========

                                   EXHIBIT A-2

                 NUMBER OF SHARES OF STREET SUBJECT TO WARRANTS
                                       and
                JURISDICTIONS OF RESIDENCE OF STREET SHAREHOLDERS
                               AS OF JUNE 22, 2001



WARRANTS                                                            43,371

                                 Arizona
                           California Colorado
                               Connecticut
                                Maryland
                                Michigan
                                Minnesota
                               New Jersey
                                New York
                                  Ohio
                              Pennsylvania
                                  Texas
                                  Utah
                                Wisconsin

                                   EXHIBIT B-1
            FORM OF INVESTMENT LETTER AND LOCK-UP AGREEMENT OF STREET
              SHAREHOLDERS THAT ARE OFFICERS OR DIRECTORS OF STREET
                                       OR
                            MEMBERS OF THEIR FAMILIES

Dear E-Street Shareholder:

     In connection with your acquisition of shares of Highland Holdings International, Inc. (the "Exchange"), a Delaware corporation (the "Company"), you are required to make certain representations and to enter into certain covenants and agreements set forth below. By countersigning this letter in the space provided below, you acknowledge and agree to the following restrictions and acknowledge the representations, undertakings, agreements and acknowledgments set forth below are yours:

     1. The Shares have not been registered under the United States Securities Act of 1933, as amended (the "Act"), or the securities or blue sky laws of any state. Moreover, the Company has no current plan to undertake any such registration in the future. In connection with the issuance of Shares pursuant to the Exchange without registration, the Company is relying upon exemptions from registration provided by the Act including Section 4(2). These exemptions are based on, among others, that the Exchange is a transaction not involving any public offering. You have been advised and understand that the Company's reliance upon such exemptions from registration is predicated in part upon your representation to the Company that you are acquiring the Shares for your own account, with no present intent to resell or distribute any or all of the Shares, in addition to the representations made by you below. The Shares are "restricted securities" within the meaning of Rule 144 of promulgated under the Act ("Rule 144"). You have acknowledged and you understand that the Shares are unregistered and must be held indefinitely, unless (i) they are subsequently registered under the Act and under any applicable registration provisions of state securities laws or (ii) an exemption from registration is available.

     2. You understand and agree that the Shares are further subject to a "lock-up" for a period commencing on the date of the Closing (as defined in that certain Plan and Agreement of Reorganization, dated June 29, 2001, with respect to the Exchange) and continuing for a period of two years, ending on the date which is the second anniversary of the date of the Closing (the "Lock-Up Period"). Pursuant to this lock-up, you agree not to offer, sell, transfer, pledge, hypothecate or otherwise encumber, assign, distribute or otherwise dispose of any of the Shares without the prior written consent of the Company, which may be withheld in the Company's discretion.

     3. You have agreed that any and all certificates which may be issued representing the Shares shall contain a legend substantially in the form set forth below, which you have read and understand:

          The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred (a "Disposition") except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company, provided that the two-year lock up to which such securities are subject has expired or the issuer of the securities, Highland Holdings International, Inc., has consented in writing to the Disposition.

     4. You agree and acknowledge that If, during the Lock-Up Period, the Company consents to a Disposition of any Shares by you, you further agree that such Disposition cannot be made except:

          (a) a Disposition to those persons approved by the Company's legal counsel as falling within an exemption from registration under Section 4(1) of the Act and any applicable state securities laws, which Disposition does not constitute a public distribution of securities, and in which the transferees execute an investment letter in form and substance satisfactory to Company counsel; or

          (b) a Disposition pursuant to (i) an effective registration statement under the Act and (ii) an effective registration, or an available exemption from registration under, the securities laws of each applicable state.

     You further acknowledge your understanding that, if (1) the Company consents to a Disposition, (2) the Shares have been held for a period of at least one year and (3) Rule 144 is available (there being no representations by the Company that Rule 144 will be available), then you may make only routine sales of the Shares in limited amounts in a specified manner in accordance with the terms and conditions of Rule 144. If Rule 144 is not available, any sales made by you can be made only pursuant to an effective registration statement or an available exemption from registration, provided that the conditions set forth in clauses (1) and (2) of this paragraph have been met.

     You further acknowledge that you are aware that only the Company can file a registration statement or a Form 1-A Notification under Regulation A, and that the Company has no obligation to do so or to take steps necessary to make Rule
144 available to you. You also have been advised and acknowledge your understanding that, in the event Rule 144 is not available, the circumstances under which you can sell the securities, absent registration or compliance with Regulation A, are extremely limited.

     5. You further acknowledge and represent to the Company that you are a knowledgeable, sophisticated investor and can fend for yourself and have adequate means to make the investment contemplated herein; that, in connection with this investment, you have obtained any necessary investment advice from outside sources, including your broker, banker, investment adviser, and private attorney or accountant.

     6. You further acknowledge that you are able to bear the economic risk of your investment in the Shares and to maintain such investment for an indefinite period of time, and, further, that you could bear a total loss of this investment and not change your standard of living as it exists at the time of this investment.

     7. You hereby covenant and agree to protect, indemnify, and hold the Company, and each of its officers, directors, and shareholders, harmless from and against any and all claims, demands, causes of action, judgments, orders, decrees, damages, liabilities, court or other costs, attorney fees, reasonable costs of investigation, and other costs and expenses whatsoever (i) arising out of or attributable to any breach or violation of, or the falsity, inaccuracy, or failure of, any representation, warranty, or covenant made by you in this letter, and (ii) arising from or related to the acquisition, ownership, or disposition by you of any or all the Shares.

     8. If you are an individual, you represent that you are a resident of the state set forth below, or if you are a corporation, partnership, limited liability company or other entity, you maintain a principal offices at the address set forth below.

     9. You have made all the above acknowledgments, representations, and covenants to induce the Company to permit the transfer of the Shares to you and understand that the Company is relying thereon and would not issue any securities to you absent such acknowledgments, representations, and covenants.

WE ARE FURNISHING YOU WITH TWO COPIES OF THIS LETTER. IF THE FOREGOING CORRECTLY EXPRESSES YOUR INTENT, UNDERSTANDING, AND ACKNOWLEDGMENTS, PLEASE SIGN THE FORM OF CONFIRMATION APPEARING BELOW ON THE COPY OF THIS LETTER AND RETURN IT TO THE UNDERSIGNED. YOU SHOULD RETAIN THE COPY FOR YOUR FILES.

Dated: ____, 2001.

                                     Very truly yours,

                                     Highland Holdings International, Inc.


                                     By: ______________________________________

TO HIGHLAND HOLDINGS INTERNATIONAL,  INC.

WE (I) CONFIRM THAT WE (I) HAVE READ THE FOREGOING AND AGREE TO THE TERMS THEREOF AND ACKNOWLEDGE THAT IT EXPRESSES OUR (MY) AGREEMENT, UNDERSTANDING, REPRESENTATIONS AND UNDERTAKINGS.

If subscriber is an individual:          ______________________________________
                                          (Subscriber)

                                     Print Name: _______________________________

                                     Address:    _______________________________

                                                 -------------------------------

                                     Telephone:  _______________________________


If subscriber is an entity:
                                                 -------------------------------
                                                 (Name of Entity)

                                                 By:   _________________________

                                                 Title:_________________________


                                     Address:    _______________________________

                                                 -------------------------------

                                     Telephone:  _______________________________

                                   EXHIBIT B-2

            FORM OF INVESTMENT LETTER AND LOCK-UP AGREEMENT OF OTHER
                             SHAREHOLDERS OF STREET

Dear E-Street Shareholder:

     In connection with your acquisition of shares of Highland Holdings International, Inc. (the "Exchange"), a Delaware corporation (the "Company@), you are required to make certain representations and to enter into certain covenants and agreements set forth below . By countersigning this letter in the space provided below, you acknowledge and agree to the following restrictions and acknowledge the representations, undertakings, agreements and acknowledgments set forth below are yours:

     1. The Shares have not been registered under the United States Securities Act of 1933, as amended (the "Act"), or the securities or blue sky laws of any state. Moreover, the Company has no current plan to undertake any such registration in the future. In connection with the issuance of Shares pursuant to the Exchange without registration, the Company is relying upon exemptions from registration provided by the Act including Section 4(2). These exemptions are based on, among others, that the Exchange is a transaction not involving any public offering. You have been advised and understand that the Company=s reliance upon such exemptions from registration is predicated in part upon your representation to the Company that you are acquiring the Shares for your own account, with no present intent to resell or distribute any or all of the Shares, in addition to the representations made by you below. The Shares are Arestricted securities" within the meaning of Rule 144 of promulgated under the Act ("Rule 144"). You have acknowledged and you understand that the Shares are unregistered and must be held indefinitely, unless (i) they are subsequently registered under the Act and under any applicable registration provisions of state securities laws or (ii) an exemption from registration is available.

     2. You understand and agree that the Shares are subject to a "lock-up" for a period commencing on the date of the Closing (as defined in that certain Plan and Agreement of Reorganization, dated June 29, 2001, with respect to the Exchange) and continuing for a period of two years, ending on the date which is the second anniversary of the date of the Closing (the "Lock-Up Period"). Pursuant to this lock-up, you agree not to offer, sell, transfer, pledge, hypothecate or otherwise encumber, assign, distribute or otherwise dispose of any of the Shares without the prior written consent of the Company, which may be withheld in the Company's discretion; provided, however, that if the Company consents to the release of any shares of its common stock issued to another shareholder of E-Street in the Exchange that is subject to a lock- up, other than any shareholder that is an officer or director of the Company immediately following the Exchange (an "Investor"), then, the Company shall release a pro rata portion of the Shares of each of the other Investors, including you. Thus, by way of example only, if the Company consents to the release from the Lock-Up of 25,000 of 50,000 shares of its common stock received by Investor A in the Exchange, then you shall be entitled to a release of 50% of your Shares. You agree that the Company shall notify you and each of the other Investors in writing within three (3) business days of the Company's consent to the release from the Lock-Up of any Investor's shares received in the Exchange. You further agree that each such notice will be sent to the address you provide below unless you give the Company written notice, by certified or registered mail, return receipt requested, postage prepaid, of a different address for notices to you.

     3. You have agreed that any and all certificates which may be issued representing the Shares shall contain a legend substantially in the form set forth below, which you have read and understand:

          The securities represented by this certificate have not been registered under the Securities Act of 1933 (the AAct@), and are Arestricted securities@ as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred (a "Disposition") except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company, provided that the two-year lock up to which such securities are subject has expired or the issuer of the securities, Highland Holdings International, Inc., has consented in writing to the Disposition.

     If, during the Lock-Up Period, The Company consents to a Disposition of any Shares by you, you further agree that such Disposition cannot be made except:

          a. a Disposition to those persons approved by the Company=s legal counsel as falling within an exemption from registration under Section 4(1) of the Act and any applicable state securities laws, which Disposition does not constitute a public distribution of securities, and in which the transferees execute an investment letter in form and substance satisfactory to Company counsel; or

          b. a Disposition pursuant to (i) an effective registration statement under the Act and (ii) an effective registration, or an available exemption from registration under, the securities laws of each applicable state.

     You further acknowledge your understanding that, if (1) the Company consents to a Disposition, (2) the Shares have been held for a period of at least one year and (3) Rule 144 is available (there being no representations by the Company that Rule 144 will be available), then you may make only routine sales of the Shares in limited amounts in a specified manner in accordance with the terms and conditions of Rule 144. If Rule 144 is not available, any sales made by you can be made only pursuant to an effective registration statement or an available exemption from registration, provided that the conditions set forth in clauses (1) and (2) of this paragraph have been met.

     You further acknowledge that you are aware that only the Company can file a registration statement or a Form 1-A Notification under Regulation A, and that the Company has no obligation to do so or to take steps necessary to make Rule
144 available to you. You also have been advised and acknowledge your understanding that, in the event Rule 144 is not available, the circumstances under which you can sell the securities, absent registration or compliance with Regulation A, are extremely limited.

     4. You further acknowledge and represent to the Company that you are a knowledgeable, sophisticated investor and can fend for yourself and have adequate means to make the investment contemplated herein; that, in connection with this investment, you have obtained any necessary investment advice from outside sources, including your broker, banker, investment adviser, and private attorney or accountant.

     5. You further acknowledge that you are able to bear the economic risk of your investment in the Shares and to maintain such investment for an indefinite period of time, and, further, that you could bear a total loss of this investment and not change your standard of living as it exists at the time of this investment.

     6. You hereby covenant and agree to protect, indemnify, and hold the Company, and each of its officers, directors, and shareholders, harmless from and against any and all claims, demands, causes of action, judgments, orders, decrees, damages, liabilities, court or other costs, attorney fees, reasonable costs of investigation, and other costs and expenses whatsoever (i) arising out of or attributable to any breach or violation of, or the falsity, inaccuracy, or failure of, any representation, warranty, or covenant made by you in this letter, and (ii) arising from or related to the acquisition, ownership, or disposition by you of any or all the Shares.

     7. If you are an individual, you represent that you are a resident of the state set forth below, or if you are a corporation, partnership, limited liability company or other entity, you maintain a principal offices at the address set forth below.

     8. You have made all the above acknowledgments, representations, and covenants to induce the Company to permit the transfer of the Shares to you and understand that the Company is relying thereon and would not issue any securities to you absent such acknowledgments, representations, and covenants.

WE ARE FURNISHING YOU WITH TWO COPIES OF THIS LETTER. IF THE FOREGOING CORRECTLY EXPRESSES YOUR INTENT, UNDERSTANDING, AND ACKNOWLEDGMENTS, PLEASE SIGN THE FORM OF CONFIRMATION APPEARING BELOW ON THE COPY OF THIS LETTER AND RETURN IT TO THE UNDERSIGNED. YOU SHOULD RETAIN THE COPY FOR YOUR FILES.


Dated: ____, 2001.
                                     Very truly yours,

                                     Highland Holdings International, Inc.


                                     By: _______________________________________

TO: Highland Holdings International, Inc.

WE (I) CONFIRM THAT WE (I) HAVE READ THE FOREGOING AND AGREE TO THE TERMS THEREOF AND ACKNOWLEDGE THAT IT EXPRESSES OUR (MY) AGREEMENT, UNDERSTANDING, REPRESENTATIONS AND UNDERTAKINGS.

If subscriber is an individual:          _______________________________________
(Subscriber)

Print Name:       ____________________________________

Address:          ____________________________________

                  ------------------------------------

Telephone:        ____________________________________


If subscriber is an entity:
------------------------------------
(Name of Entity)

By: ________________________________

Title: _____________________________


Address:          ____________________________________

                  ------------------------------------

Telephone:        ____________________________________

                                   EXHIBIT B-3


                   FORM OF LOCK-UP AGREEMENT OF JOHN DEMOLEAS

                                LOCK-UP AGREEMENT

     LOCK-UP AGREEMENT, dated _____, 2001, by and between John Demoleas, having an address at ______________________ ("Shareholder"), and Highland Holdings International, Inc., a Delaware corporation (the "Company").

                                                     RECITALS:

     WHEREAS, Shareholder is the holder of 1,111,617 shares of common stock (the "Shares") of the Company, par value $.001 per share ("Common Stock"); and

     WHEREAS, the parties have agreed that an aggregate of 124,951 Shares shall be subject to a lock-up for a period of ninety (90) days (such shares, the "90 Day Shares");

     WHEREAS, the parties have agreed that up to 233,500 of the Shares shall be transferable by Shareholder one (1) time to members of his family and close business associates who enter into a written agreement with the Company, substantially in the form of Schedule 1 hereto, providing for their respective Shares to be subject to a lock-up for a period of two years from the date of transfer by Shareholder (the shares so transferred, the "Transfer Shares"); and

     WHEREAS, the parties have agreed that the balance of 753,166 Shares, plus any of the Transfer Shares not actually transferred by the date hereof shall be subject to a lock up for a period of two years (collectively, the "Two Year Shares");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

     1. The Two Year Shares shall be subject to a lock-up for a period of two years commencing on the date of the Closing, as defined in that certain Plan and Agreement of Reorganization, dated June 29, 2001, by and between the Company, E-Street Access, Inc. ("Street") and certain shareholders of Street (the "Agreement"), and continuing for a period of two years, ending on the date which is the second anniversary of the date of the Closing (the "Lock-Up Period"). During the Lock-Up Period, Shareholder shall not offer, sell, transfer, pledge, hypothecate or otherwise encumber, assign, distribute or otherwise dispose of (each of the foregoing, a "Disposition") any of the Two-Year Shares without the prior written consent of the Company granted pursuant to action of the Board of Directors thereof, and which consent may be withheld in the discretion of the Board of Directors; provided, however, that in the event the Company acting through its Board of Directors, releases any shares from a two-year lock-up of the Company held by John Derrico, Benjamin Minton or Joseph Schultz, a pro rata number of Two Year Shares shall be released from the lock-up imposed thereon hereunder, subject to compliance with the terms Section 5 hereof.

     2. Shareholder acknowledges and agrees that a legend, in the form set forth below, shall be affixed to any and all certificates representing the Two Year
Shares:

          The securities represented by this certificate are subject to restrictions on transfer provided in that certain Lock-Up Agreement, dated ______, 2001, by and between Highland International Holdings, Inc., and John Demoleas ("Shareholder"), pursuant to which Agreement, Shareholder may not offer, sell, transfer, pledge, hypothecate or otherwise encumber, assign, distribute or otherwise dispose of any of the securities for a two- year period commencing on _____, 2001 and continuing until _____, 2003, without the prior written consent of the Company, acting through its Board of Directors, which consent may be withheld in the sole discretion of the Board of Directors.

     3. The 90 Day Shares shall be comprised of the 124,951 shares of Common Stock issued to Shareholder pursuant to stock certificate numbers 05110, 05206 and 05231 of the Company and shall include 9,365 shares of Common Stock issued to Shareholder and being held for Shareholder in a brokerage account at Lehman Brothers. All of the 90 Day Shares shall be subject to a lock-up for a period commencing on the date of the Closing and continuing for a period of 90 days, ending on September _____, 2001 (the "90 Day Lock-Up Period"). During the 90 Day Lock-Up Period, Shareholder shall not offer, sell, transfer, pledge, hypothecate or otherwise encumber, assign, distribute or otherwise dispose of any of the Shares (each of the foregoing, a "Disposition") without the prior written consent of the Company, granted pursuant to action of the Board of Directors thereof, and which consent may be withheld in the discretion of the Board of Directors.

     4. Shareholder acknowledges and agrees that a legend, in the form set forth below, shall be affixed to any and all certificates representing the 90 Day
Shares:

          The securities represented by this certificate are subject to restrictions on transfer provided in that certain Lock-Up Agreement, dated ______, 2001, by and between Highland Holdings International, Inc., and John Demoleas ("Shareholder"), pursuant to which Agreement, Shareholder may not offer, sell, transfer, pledge, hypothecate or otherwise encumber, assign, distribute or otherwise dispose of any of the securities for a 90-day period commencing on ________, 2001 and continuing until September ______, 2001, without the prior written consent of the Company acting through its Board of Directors, which consent may be withheld in the sole discretion of the Board of Directors.

     5. If, during the Lock-Up Period or the 90-Day Lock-Up, the Company consents to a Disposition by Shareholder of any Shares subject thereto, Shareholder further agree that such Disposition cannot be made except:

          (a) To those persons (i) approved by the Company's legal counsel as falling within an exemption from registration under Section 4(1) of the Act and any applicable state securities laws, which Disposition does not constitute a public distribution of securities, and (ii) who execute an investment letter in form and substance satisfactory to Company counsel;

          (b) Pursuant to (i) an effective registration statement under the Act and (ii) an effective registration, or an available exemption from registration under, the securities laws of each applicable state; or

          (c)  In  compliance  with  the  applicable   provisions  of  Rule  144
          promulgated under the Act ("Rule 144").

     6. Shareholder acknowledges that only the Company can file a registration statement or a Form 1-A Notification under Regulation A, and that the Company has no obligation to do so or to take steps necessary to make Rule 144 available to Shareholder. Shareholder has been advised and hereby acknowledges his understanding that, in the event Rule 144 is not available, the circumstances under which he can sell the securities, absent registration or compliance with Regulation A, are extremely limited.

     7. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles thereof pertaining to the conflict of laws.

     8. This Lock-Up Agreement and the Reorganization Agreement constitute the only agreements between the parties relating to the subject matter hereof and supersede all other contemporaneous and all prior agreements and understandings, whether written or oral, pertaining to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

HIGHLAND HOLDINGS
INTERNATIONAL, INC.

By: __________________________                      ____________________________
                                                            JOHN DEMOLEAS

                            SCHEDULE 1 TO EXHIBIT B-3

     LOCK-UP AGREEMENT, dated ________, 2001, by and between___________ having an address at ______________________ ("Shareholder"), and Highland Holdings International, Inc., a Delaware corporation (the "Company").

                                    RECITALS:

     WHEREAS, ________ shares of common stock (the "Shares") of the Company, par value $.001 per share, are being transferred today to Shareholder on the condition that Shareholder consent to a two-year restriction on transfer of the Shares by Shareholder (the "Lock-Up");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

     1. The Shares shall be subject to a lock-up for a period of two years commencing on the date hereof and continuing for a period of two years ending on the date which is the second anniversary of the date hereof (the "Lock-Up Period"). During the Lock-Up Period, Shareholder shall not offer, sell, transfer, pledge, hypothecate or otherwise encumber, assign, distribute or otherwise dispose of (each of the foregoing, a "Disposition") any of the Shares without the prior written consent of the Company granted pursuant to action of the Board of Directors thereof, and which consent may be withheld in the discretion of the Board of Directors.

     2. Shareholder acknowledges and agrees that a legend, in the form set forth below, shall be affixed to any and all certificates representing the Shares:

          The securities represented by this certificate are subject to restrictions on transfer provided in that certain Lock-Up Agreement, dated _______, 2001, by and between Highland Holdings International, Inc., and __________ ("Shareholder"), pursuant to which Agreement, Shareholder may not offer, sell, transfer, pledge, hypothecate or otherwise encumber, assign, distribute or otherwise dispose of any of the securities for a two- year period commencing on ________, 2001 and continuing until _________, 2003, without the prior written consent of the Company, acting through its Board of Directors, which consent may be withheld in the sole discretion of the Board of Directors.

     3. If, during the Lock-Up Period, the Company consents to a Disposition by Shareholder of any Shares subject thereto, Shareholder further agree that such Disposition cannot be made except:

          (a) To those persons (i) approved by the Company's legal counsel as falling within an exemption from registration under Section 4(1) of the Act and any applicable state securities laws, which Disposition does not constitute a public distribution of securities, and (ii) who execute an investment letter in form and substance satisfactory to Company counsel;

          (b) Pursuant to (i) an effective registration statement under the Act and (ii) an effective registration, or an available exemption from registration under, the securities laws of each applicable state; or

          (c)  In  compliance  with  the  applicable   provisions  of  Rule  144
          promulgated under the Act ("Rule 144").

     4. Shareholder acknowledges that only the Company can file a registration statement or a Form 1-A Notification under Regulation A, and that the Company has no obligation to do so or to take steps necessary to make Rule 144 available to Shareholder. Shareholder has been advised and hereby acknowledges his understanding that, in the event Rule 144 is not available, the circumstances under which he can sell the securities, absent registration or compliance with Regulation A, are extremely limited.

     5. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles thereof pertaining to the conflict of laws.

     6. This Lock-Up Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all other contemporaneous and all prior agreements and understandings, whether written or oral, pertaining to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

HIGHLAND HOLDINGS
INTERNATIONAL, INC.                      SHAREHOLDER:

By:__________________________            ____________________________
                                             Signature of Shareholder


                                         ----------------------------
                                               Print Shareholder Name

                                    EXHIBIT C

            SCHEDULE OF EXCEPTIONS TO COVENANTS, REPRESENTATIONS AND
        WARRANTIES OF STREET; ABSENCE OF CERTAIN CHANGES; LITIGATION AND
                                   COMPLAINTS

          Coretech Consulting Group, Inc. has made a demand for payment of $115,650 for services rendered and RLM Public Relations, Inc. has demanded arbitration relating to its claim for $35,000 for breach of contract for services rendered. Summary of these proceedings is set forth in letter from Wallman, Gassman & McKnight, LLP dated June 28, 2001 annexed hereto.

                                    EXHIBIT D

          DESCRIPTION OF LIENS, MORTGAGES, CHARGES AND ENCUMBRANCES OF
                                     STREET







                                      NONE



                               MATERIAL CONTRACTS


1. Service Bureau Agreement by and between Automated Securities Clearance, Ltd. and E Street Access, Inc. dated July 28, 1999.

2. Subscription Agreement between Track Data Corporation and E Street Access, Inc. dated July 13, 1999.

                                    EXHIBIT E


                             E- STREET ACCESS, INC.


     We the undersigned, being all of the directors of E-Street Access, Inc., a New Jersey corporation (the "Company"), do hereby consent to and adopt the following preambles and resolutions this 28th day of June, 2001.

     WHEREAS, the Company entered into a letter of intent in May 2001 with Highland Holdings International, Inc., a Delaware corporation, whereby Highland Holdings, Inc. intends to issue shares of common and preferred stock in exchange for shares of the Company's common stock owned by certain shareholders of the Company; and

     WHEREAS,  the Company prepared a definitive  agreement  consistent with the
letter  of  intent,   which   agreement  is  entitled  "Plan  and  Agreement  of
Reorganization" ("Agreement"), a copy of which is attached hereto; and

     WHEREAS, it is in the Company's best interests to approve the terms and the execution of the Agreement, now be it

     RESOLVED, that the terms and conditions of the exchange as set forth in the Agreement be, and the same are, ratified and confirmed, and be it

     FURTHER RESOLVED, that the officers of the Company be and they hereby are authorized to execute all documents necessary to carry out the foregoing resolutions into effect and to perform any other acts as may be necessary from time to time to carry out the purpose and intent of the above resolutions.

     By signing this written consent, each of the undersigned hereby waives notice of meeting and consents to the above resolutions as if adopted at a duly convened meeting of the Board of Directors, such consent to be effective by the execution of this written consent.


---------------------
John Derrico

---------------------
Joseph Schultz

---------------------
Benjamin Minton

                                    EXHIBIT F

                        CONSENT OF DIRECTORS OF HIGHLAND

             See Certificate of President of Highland annexed hereto

                                    EXHIBIT G

           PERSONS TO BE APPOINTED DIRECTORS AND OFFICERS OF HIGHLAND



                                   DIRECTORS:

                                  John Derrico

                                 Joseph Schultz

                             Warren Benjamin Minton

                                  John Demoleas

                                    EXHIBIT H

                        DESCRIPTION OF LIENS, MORTGAGES,
                      CHARGES AND ENCUMBRANCES OF HIGHLAND







                                     (NONE)

                                   EXHIBIT I-1

             EMPLOYMENT AGREEMENT BETWEEN HIGHLAND AND JOHN DERRICO



EMPLOYMENT  AGREEMENT,  dated as of the ____ day of July 2001,  between Highland
Holdings  International,   Inc.  corporation  ("Employer"),   and  John  Derrico
("Executive")

                               W I T N E S S E T H

WHEREAS, Executive possesses an intimate knowledge of the business and affairs of Employer, its policies, methods, personnel, opportunities and problems;

WHEREAS, Employer desires to assure itself of Executive's continued employment by Employer and to compensate him for such efforts; and

WHEREAS, Executive is desirous of committing himself to serve Employer on the terms herein provided;

NOW, THEREFORE, In consideration of the covenants herein contained, the parties hereto hereby agree as follows:

1. Employment. Executive is hereby employed as the President and Chief Executive Officer of Employer and President and Chief Executive Officer of E Street Access, Inc., a subsidiary of the Employer. Executive, shall have supervision and control over, and shared responsibility for, the operations and affairs of Employer, and shall have such other powers and duties as may be from time to time assigned to him by the Board of Directors of Employer (the "Board"), and Executive hereby accepts such employment, all subject to the terms and conditions herein contained. Executive hereby agrees that during the period of his employment hereunder he shall devote substantially all of his business time, attention and skills to the business and affairs of Employer and its subsidiaries.

2. Place of Performance. In connection with his employment by Employer, Executive shall be based at Employer's principal executive offices where same may be located from time to time.

3. Compensation.

     a. Base Salary. Employer shall pay to Executive, and Executive shall accept, for all services which may be rendered by him pursuant to this Agreement, a base salary ("Base Salary") as hereinafter set forth. The Base Salary during the first six months of the term of this Agreement shall be at the annual rate of $130,000 per year. The Base Salary during the second six months of the term of this Agreement shall be at the annual rate of $175,000 per year. The Base Salary after the first 12 months of the term of this Agreement shall be at the annual rate of $250,000 per year.

          Any increase in Base Salary or other compensation granted by Employer, the Board or any committee thereof shall in no way limit or reduce any other obligation of Employer hereunder and, once established at an increased specified rate Executive's Base Salary hereunder shall not thereafter be reduced, other than as necessitated by Employer's adverse financial condition. Executive's salary shall be payable in accordance with Employer's payroll practices as from time to time in effect.

     b. Bonus. (i) In addition to Base Salary, Executive shall be entitled to a minimum annual performance bonus as set forth in paragraph (ii) hereof. (ii) Executive shall receive a minimum performance bonus in January of each year during the term of this agreement payable at the rate of no less than $75,000 per annum. The first and last payment of the performance bonus shall be pro-rated as to amount based on the number of months for which Executive perform services from the date of this agreement through December 31. By way of example, if this agreement takes effect on July 1, 2001, Executive would be entitled to a minimum performance bonus in January of 2002 of $37,500.

     c. Life Insurance. During the term of his employment hereunder, Employer shall purchase and keep in effect life insurance in the amount of $500,000 on the life of the Executive. Such life insurance will name as beneficiaries those individuals designated by the Executive.

     d. Expenses. During the term of his employment hereunder, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services hereunder, provided that Executive properly accounts therefor in accordance with Employer's policy relating thereto. Without limiting the generality of the foregoing, the parties agree that any travel Executive undertakes in connection with the performance of his duties hereunder shall be in business class or better, and Employer shall reimburse Executive for such expenses.

     e. Benefit Plans. Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement currently available, or made available by Employer in the future, to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. Employer shall not make any changes in any employee benefit plans or arrangements in effect on the date hereof or during the term of this Agreement in which Executive participates (including, without limitation, any pension and retirement plan, supplemental pension and retirement plan, savings and profit sharing plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, medical insurance plan, disability plan, dental plan, health-and-accident plan or arrangement) which would adversely effect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executives of Employer and does not result in a proportionately greater reduction in the rights of or benefits to Executive as compared with any other executive of Employer. Any payments or benefits payable to Executive hereunder in respect of any calendar year during which Executive is employed by Employer for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of calendar days in such calendar year during which he is so employed.

     f. Vacations, Holidays and Sick Leave. Executive shall be entitled to the number of paid holidays, personal days off, vacation days and sick leave days in each calendar year as are determined by Employer from time to time for its senior executive officers, but not less than four
          (4) weeks in any calendar year (prorated, in any calendar year during which Executive is employed under this Agreement for less than the entire such year, in accordance with the number of calendar days in such calendar year during which he is so employed) . Vacation may be taken in Executive's discretion, so long as it is not inconsistent with the reasonable business needs of Employer. Executive shall be entitled to accrue from year to year all vacation days not taken by him.

     g. Perquisite. Executive shall be entitled to continue to receive the perquisites and fringe benefits appertaining to the office of the President and Chief Operating Officer of Employer in accordance with present practice and appropriate to the industry.

     h. Key Man Life Insurance. Executive shall cooperate with Employer to secure, for Employer, a key man life insurance policy on the life of Executive in the amount of $1,000,000, to be paid to Employer upon Executive's death.

     i. Base Salary Not Effected by Other Benefits. None of the benefits to which Executive is entitled under any of the provisions of Sections 3
          (b) - 3 (g) hereof shall in any manner reduce or be deemed to be in lieu of the Base Salary payable to Executive pursuant to Section 3(a) hereof.

4. Term of Employment. The employment by Employer of Executive pursuant hereto shall commence as of the effective date (the "Effective Date") and, subject to the provisions of Section 5 hereof, shall terminate three (3) years after the Effective Date (the "Termination Date") . This Agreement shall automatically be extended for one additional year beyond the Termination Date (the "Extended Termination Date") unless at least thirty (30) calendar days prior to the Termination Date, Executive or Employer shall have given notice that he or it does not wish to extend this Agreement.

5. Premature Termination. Anything in this Agreement contained to the contrary notwithstanding:

     a. Death. Executive's employment hereunder shall terminate forthwith upon the death of Executive.

     b. Disability. Executive's employment hereunder shall terminate, at the option of Employer, in the event that the Board makes a good faith determination that Executive suffers from Disability (as hereinafter defined) so as to be unable to substantially perform his duties hereunder for an aggregate of one hundred and eighty (180) calendar days during any period of twelve (12) consecutive months. As used in this Agreement, the term "Disability" shall mean the material inability, in the opinion of three-fourths (3/4) of the entire membership of the Board set forth in a resolution giving the particulars thereof, of Executive to render his agreed-upon services to Employer due to physical and/or mental infirmity, which opinion is concurred in by a physician or psychiatrist reasonably satisfactory to Employer and Executive or his duly appointed representative or guardian.

     c. Cause. Employer may terminate Executive's employment hereunder for Cause. For purposes of this Agreement, Employer shall have "Cause" to terminate Executive's employment hereunder upon (i) the willful, intentional and continued failure by Executive to substantially perform his duties hereunder (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after demand for substantial performance is delivered by Employer specifically identifying the manner in which Employer believes Executive has not substantially performed his duties and a continued, intentional disregard of such demand or (ii) the willful engaging by Executive in conclusively proven misconduct which is materially injurious to Employer, monetarily or otherwise, or (iii) the willful violation by Executive of the provisions of Section 7 hereof provided that such violation results in material injury to Employer. No act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of Employer. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive conducted, or failed to conduct, himself in a manner set forth above in clause (1), (ii), or (iii) of this Section 5(c), and specifying the particulars thereof in detail.

     d. Termination by Executive. Executive may terminate his employment hereunder Ci) for Good Reason (as hereinafter defined) or (ii) if his physical or mental health becomes impaired to an extent that makes the continued performance of his duties hereunder hazardous to his .physical or mental health or his life, provided that Executive shall have furnished Employer with a written statement from a doctor or psychiatrist to such effect, and provided further, that, at Employer's request and expense, Executive shall submit to an examination by a physician or psychiatrist selected by Employer and such physician or psychiatrist shall have concurred in the conclusion of Executive's physician or psychiatrist.

          Until Executive terminates his employment pursuant to clause (ii) of this Section 5 Cd), he shall continue to receive his full Base Salary, payable at the time such payments are due.

     e. "Good Reason" Defined. For purposes of this Agreement, "Good Reason" shall mean Ci) a Change in Control (as hereinafter defined) of Employer, or (ii) any limitation of the powers of Executive, or (iii) any removal of Executive as, or any failure to re-elect Executive to his title hereunder except in connection with termination of Executive's employment for Cause (as hereinafter defined) or Disability; provided, however, that any removal of Executive as, or any failure to re-elect Executive (except in connection with termination of Executive's employment for Cause or Disability) shall not diminish or reduce the obligations of Employer to Executive under this Agreement. or (iv) the failure of Employer to obtain the assumption of the agreement to perform this Agreement by any successor to Employer, as provided for in Section 8 hereof.

     f. "Change of Control" Defined. For purposes of this Agreement, a "Change in Control" (as hereinafter defined) of Employer shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13
          Cd) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than Employer or any "group" (as such term is defined in Section 13(d)
          (3) of the Exchange Act) of which they are a member, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Employer representing thirty percent (30%) of more of the combined voting power of Employer's then outstanding securities, or (ii) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period.

     g. Notice of Termination. Any termination of Executive's employment by Employer or by Executive (other than termination pursuant to Section 5(a) hereof) shall be communicated by written Notice of Termination to the~other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     h. Date of Termination. "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death, (ii) if Executive's employment is terminated pursuant to
          Section 5(b) hereof, thirty (30) calendar days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (iii) if

          Executive's employment is terminated pursuant to Section 5(c) hereof, the date specified in the Notice of Termination, and (iv) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided, however, that if, within thirty (30) calendar days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected)

6.   Payments and Benefits Upon Early Termination.

     a. Early Termination for Death, Disability or Cause. Upon the termination of this Agreement prior to the Termination Date (or, if this Agreement shall have been extended to the Extended Termination Date, as provided in Section 4 hereof, prior to the Extended Termination Date) (X) by Employer as a result of death, Disability or termination of Executive for Cause or (Y) by Executive for any of the reasons set forth in clause (ii) of Section 5(d) hereof, Employer shall pay Executive:

          i. his Base Salary through the Date of Termination at the rate in effect at the time of Notice of Termination is given or, in the case of the death of Executive, the Date of Termination, payable at the time such payments are due; and

          ii. all other amounts to which Executive is entitled, including, without limitation, expense reimbursement amounts accrued to the Date of Termination or amounts under any benefit plan of Employer, at the time such payments are due.

     b. Early Termination Other than for Death, Disability or Cause. Upon the termination of this Agreement prior to the Termination Date (or, if this Agreement shall have been extended to the Extended Termination Date, as provided in Section '4 hereof, prior to the Extended Termination Date) (X) by Employer other than for death, Disability or Cause or (Y) by Executive for Good Reason or as a result of a breach of this Agreement by Employer, Employer shall pay to Executive:

          i. this Base Salary through the Termination Date at the rate in effect at the time Notice of Termination is given, payable at the time such payments are due (or, if this Agreement shall have been extended to the Extended Termination Date, as provided in Section 4 hereof, his Base Salary through the Extended Termination Date at the rate in effect at the time Notice of Termination is given, payable at the time such payments are due);

          ii. all other amounts to which Executive is entitled, including, without limitation, expense reimbursement amounts accrued to the Date of Termination or amounts under any benefit plan of Employer, at the time such payments are due; and

          iii. In addition, for the thirty-six (36) month period after termination for any of the reasons specified in this Section 6
               (b), Employer shall arrange to provide Executive with life and health insurance benefits substantially similar to those which Executive was receiving immediately prior to the Notice of Termination.

     c. Mitigation Not Required. Executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 6 be reduced by any compensation earned by Executive as the result of employment by another employer after the Date of Termination, or otherwise.

7.  Non-disclosure;

     a. Confidential Information. Executive shall not, to the detriment of Employer, knowingly use for his own benefit or disclose or reveal to any unauthorized person, any trade secret or other confidential information received by Executive in the course of his employment or engagement in any capacity by Employer which relates to Employer or to any of the businesses operated by it, including, but not limited to, any customer lists, customer needs, price and performance information, specifications, hardware, software, devices, supply sources and characteristics, business opportunities, marketing, promotional, pricing and financing techniques, or other information relating to the business of Employer, and Executive confirms that such information constitutes the exclusive property of Employer. However, said restriction on confidential information shall not apply to information which +5:Ci) generally available in the industry in which Employer operates, (ii) disclosed in published literature or (iii) obtained by Executive from a third party without binder or secrecy. Executive agrees that, except as otherwise expressly agreed to by Employer, he will return to Employer, promptly upon the request of the Board or any executive officer designated by the Board, any physical embodiment of such confidential information.

     b. Remedies. Executive recognizes that the possible restrictions on his activities which may occur as a result of his performance of his obligations under this Section 7 are required for the reasonable protection of Employer and its investments, and Executive expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of this Section 7, and that Employer, in addition to all other remedies at law or in equity, shall be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction. If any of the provisions of this Section 7 are held to be in any respect an unreasonable restriction upon Executive, then they shall be deemed to extend only over the maximum period of time, geographic area, and/or range of activities as to which they may be enforceable.

     c. Nonexclusive. The undertakings of Executive contained in Sections 7(a), 7(b) and 7(c) hereof shall be in addition to, and not in lieu of, any obligations which he may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise.

8. Successors; Benefits.

     a. Successors. Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from Employer in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Employer" shall mean Employer as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     b. Benefits. This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

9. Miscellaneous Provisions.

     a. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     b. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, or three (3) calendar days after having been mailed, if mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

          If to Employer, to:
                                    480 Route 9 North
                                    Englishtown, NJ 07726

          If to Executive, to:      John Derrico
                                    1 Alex Drive
                                    Farmingdale, NJ 07727

          or to such other address as either party hereto shall have designated by like notice to the other party hereto (except that a notice of change of address shall only be effective upon receipt)

     c. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

     d. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral and written, with respect to the subject matter hereof.

     e. Applicable Law. This Agreement shall be governed by the laws of the State of New Jersey applicable to contracts made and to be wholly performed therein.

     f. Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     g. Waiver, etc. The failure of either of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach and delivered by the parties hereto as of the date first above written.

                                                  By:
                                                     ---------------------------

                                                  Name:
                                                       -------------------------

                                                  Title:
                                                        ------------------------

                                   EXHIBIT I-2

            EMPLOYMENT AGREEMENT BETWEEN HIGHLAND AND BENJAMIN MINTON


EMPLOYMENT AGREEMENT, dated as of the ____ day of July 2001, between Highland Holdings International, Inc. corporation ("Employer"), and Warren B. Minton ("Executive")

                               W I T N E S S E T H

WHEREAS, Executive possesses an intimate knowledge of the business and affairs of Employer, its policies, methods, personnel, opportunities and problems;

WHEREAS, Employer desires to assure itself of Executive's continued employment by Employer and to compensate him for such efforts; and

WHEREAS, Executive is desirous of committing himself to serve Employer on the terms herein provided;

NOW, THEREFORE, In consideration of the covenants herein contained, the parties hereto hereby agree as follows:

1. Employment. Executive is hereby employed as the Executive Vice President and Chief Operating Officer of Employer and Co-chairman and Chief Operating Officer of E Street Access, Inc. a subsidiary of the Employer. Executive, shall have supervision and control over, and shared responsibility for, the operations and affairs of Employer, and shall have such other powers and duties as may be from time to time assigned to him by the Board of Directors of Employer (the "Board"), and Executive hereby accepts such employment, all subject to the terms and conditions herein contained. Executive hereby agrees that during the period of his employment hereunder he shall devote substantially all of his business time, attention and skills to the business and affairs of Employer and its subsidiaries.

2. Place of Performance. In connection with his employment by Employer, Executive shall be based at Employer's principal executive offices where same may be located from time to time.


3. Compensation.

     a. Base Salary. Employer shall pay to Executive, and Executive shall accept, for all services which may be rendered by him pursuant to this Agreement, a base salary ("Base Salary") as hereinafter set forth. The Base Salary during the first six months of the term of this Agreement shall be at the annual rate of $130,000 per year. The Base Salary during the second six months of the term of this Agreement shall be at the annual rate of $175,000 per year. The Base Salary after the first 12 months of the term of this Agreement shall be at the annual rate of $250,000 per year.

          Any increase in Base Salary or other compensation granted by Employer, the Board or any committee thereof shall in no way limit or reduce any other obligation of Employer hereunder and, once established at an increased specified rate Executive's Base Salary hereunder shall not thereafter be reduced, other than as necessitated by Employer's adverse financial condition. Executive's salary shall be payable in accordance with Employer's payroll practices as from time to time in effect.

     b. Bonus. (i) In addition to Base Salary, Executive shall be entitled to a minimum annual performance bonus as set forth in paragraph (ii) hereof. (ii) Executive shall receive a minimum performance bonus in January of each year during the term of this agreement payable at the rate of no less than $75,000 per annum. The first and last payment of the performance bonus shall be pro-rated as to amount based on the number of months for which Executive perform services from the date of this agreement through December 31. By way of example, if this agreement takes effect on July 1, 2001, Executive would be entitled to a minimum performance bonus in January of 2002 of $37,500.

     c. Life Insurance. During the term of his employment hereunder, Employer shall purchase and keep in effect life insurance in the amount of $500,000 on the life of the Executive. Such life insurance will name as beneficiaries those individuals designated by the Executive.

     d. Expenses. During the term of his employment hereunder, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services hereunder, provided that Executive properly accounts therefor in accordance with Employer's policy relating thereto. Without limiting the generality of the foregoing, the parties agree that any travel Executive undertakes in connection with the performance of his duties hereunder shall be in business class or better, and Employer shall reimburse Executive for such expenses.

     e. Benefit Plans. Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement currently available, or made available by Employer in the future, to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. Employer shall not make any changes in any employee benefit plans or arrangements in effect on the date hereof or during the term of this Agreement in which Executive participates (including, without limitation, any pension and retirement plan, supplemental pension and retirement plan, savings and profit sharing plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, medical insurance plan, disability plan, dental plan, health-and-accident plan or arrangement) which would adversely effect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executives of Employer and does not result in a proportionately greater reduction in the rights of or benefits to Executive as compared with any other executive of Employer. Any payments or benefits payable to Executive hereunder in respect of any calendar year during which Executive is employed by Employer for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of calendar days in such calendar year during which he is so employed.

     f. Vacations, Holidays and Sick Leave. Executive shall be entitled to the number of paid holidays, personal days off, vacation days and sick leave days in each calendar year as are determined by Employer from time to time for its senior executive officers, but not less than four
          (4) weeks in any calendar year (prorated, in any calendar year during which Executive is employed under this Agreement for less than the entire such year, in accordance with the number of calendar days in such calendar year during which he is so employed) . Vacation may be taken in Executive's discretion, so long as it is not inconsistent with the reasonable business needs of Employer. Executive shall be entitled to accrue from year to year all vacation days not taken by him.

     g. Perquisite. Executive shall be entitled to continue to receive the perquisites and fringe benefits appertaining to the office of the President and Chief Operating Officer of Employer in accordance with present practice and appropriate to the industry.

     h. Key Man Life Insurance. Executive shall cooperate with Employer to secure, for Employer, a key man life insurance policy on the life of Executive in the amount of $1,000,000, to be paid to Employer upon Executive's death.

     i. Base Salary Not Effected by Other Benefits. None of the benefits to which Executive is entitled under any of the provisions of Sections 3
          (b) - 3 (g) hereof shall in any manner reduce or be deemed to be in lieu of the Base Salary payable to Executive pursuant to Section 3(a) hereof.

4. Term of Employment. The employment by Employer of Executive pursuant hereto shall commence as of the effective date (the "Effective Date") and, subject to the provisions of Section 5 hereof, shall terminate three (3) years after the Effective Date (the "Termination Date") . This Agreement shall automatically be extended for one additional year beyond the Termination Date (the "Extended Termination Date") unless at least thirty (30) calendar days prior to the Termination Date, Executive or Employer shall have given notice that he or it does not wish to extend this Agreement.

5. Premature Termination. Anything in this Agreement contained to the contrary notwithstanding:

     a. Death. Executive's employment hereunder shall terminate forthwith upon the death of Executive.

     b. Disability. Executive's employment hereunder shall terminate, at the option of Employer, in the event that the Board makes a good faith determination that Executive suffers from Disability (as hereinafter defined) so as to be unable to substantially perform his duties hereunder for an aggregate of one hundred and eighty (180) calendar days during any period of twelve (12) consecutive months. As used in this Agreement, the term "Disability" shall mean the material inability, in the opinion of three-fourths (3/4) of the entire membership of the Board set forth in a resolution giving the particulars thereof, of Executive to render his agreed-upon services to Employer due to physical and/or mental infirmity, which opinion is concurred in by a physician or psychiatrist reasonably satisfactory to Employer and Executive or his duly appointed representative or guardian.

     c. Cause. Employer may terminate Executive's employment hereunder for Cause. For purposes of this Agreement, Employer shall have "Cause" to terminate Executive's employment hereunder upon (i) the willful, intentional and continued failure by Executive to substantially perform his duties hereunder (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after demand for substantial performance is delivered by Employer specifically identifying the manner in which Employer believes Executive has not substantially performed his duties and a continued, intentional disregard of such demand or (ii) the willful engaging by Executive in conclusively proven misconduct which is materially injurious to Employer, monetarily or otherwise, or (iii) the willful violation by Executive of the provisions of Section 7 hereof provided that such violation results in material injury to Employer. No act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of Employer. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive conducted, or failed to conduct, himself in a manner set forth above in clause (1), (ii), or (iii) of this Section 5(c), and specifying the particulars thereof in detail.

     d. Termination by Executive. Executive may terminate his employment hereunder Ci) for Good Reason (as hereinafter defined) or (ii) if his physical or mental health becomes impaired to an extent that makes the continued performance of his duties hereunder hazardous to his .physical or mental health or his life, provided that Executive shall have furnished Employer with a written statement from a doctor or psychiatrist to such effect, and provided further, that, at Employer's request and expense, Executive shall submit to an examination by a physician or psychiatrist selected by Employer and such physician or psychiatrist shall have concurred in the conclusion of Executive's physician or psychiatrist. Until Executive terminates his employment pursuant to clause (ii) of this Section 5 Cd), he shall continue to receive his full Base Salary, payable at the time such payments are due.

     e. "Good Reason" Defined. For purposes of this Agreement, "Good Reason" shall mean Ci) a Change in Control (as hereinafter defined) of Employer, or (ii) any limitation of the powers of Executive, or (iii) any removal of Executive as, or any failure to re-elect Executive to his title hereunder except in connection with termination of Executive's employment for Cause (as hereinafter defined) or Disability; provided, however, that any removal of Executive as, or any failure to re-elect Executive (except in connection with termination of Executive's employment for Cause or Disability) shall not diminish or reduce the obligations of Employer to Executive under this Agreement. or (iv) the failure of Employer to obtain the assumption of the agreement to perform this Agreement by any successor to Employer, as provided for in Section 8 hereof.

     f. "Change of Control" Defined. For purposes of this Agreement, a "Change in Control" (as hereinafter defined) of Employer shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13
          Cd) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than Employer or any "group" (as such term is defined in Section 13(d)
          (3) of the Exchange Act) of which they are a member, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Employer representing thirty percent (30%) of more of the combined voting power of Employer's then outstanding securities, or (ii) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period.

     g. Notice of Termination. Any termination of Executive's employment by Employer or by Executive (other than termination pursuant to Section 5(a) hereof) shall be communicated by written Notice of Termination to the~other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     h. Date of Termination. "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death, (ii) if Executive's employment is terminated pursuant to
          Section 5(b) hereof, thirty (30)
          calendar days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (iii) if Executive's employment is terminated pursuant to Section 5(c) hereof, the date specified in the Notice of Termination, and (iv) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided, however, that if, within thirty (30) calendar days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected)

6. Payments and Benefits Upon Early Termination.

     a. Early Termination for Death, Disability or Cause. Upon the termination of this Agreement prior to the Termination Date (or, if this Agreement shall have been extended to the Extended Termination Date, as provided in Section 4 hereof, prior to the Extended Termination Date) (X) by Employer as a result of death, Disability or termination of Executive for Cause or (Y) by Executive for any of the reasons set forth in clause (ii) of Section 5(d) hereof, Employer shall pay Executive:

          i. his Base Salary through the Date of Termination at the rate in effect at the time of Notice of Termination is given or, in the case of the death of Executive, the Date of Termination, payable at the time such payments are due; and

          ii. all other amounts to which Executive is entitled, including, without limitation, expense reimbursement amounts accrued to the Date of Termination or amounts under any benefit plan of Employer, at the time such payments are due.

     b. Early Termination Other than for Death, Disability or Cause. Upon the termination of this Agreement prior to the Termination Date (or, if this Agreement shall have been extended to the Extended Termination Date, as provided in Section '4 hereof, prior to the Extended Termination Date) (X) by Employer other than for death, Disability or Cause or (Y) by Executive for Good Reason or as a result of a breach of this Agreement by Employer, Employer shall pay to Executive:

          i. this Base Salary through the Termination Date at the rate in effect at the time Notice of Termination is given, payable at the time such payments are due (or, if this Agreement shall have been extended to the Extended Termination Date, as provided in Section 4 hereof, his Base Salary through the Extended Termination Date at the rate in effect at the time Notice of Termination is given, payable at the time such payments are due);

          ii. all other amounts to which Executive is entitled, including, without limitation, expense reimbursement amounts accrued to the Date of Termination or amounts under any benefit plan of Employer, at the time such payments are due; and

          iii. In addition, for the thirty-six (36) month period after termination for any of the reasons specified in this Section 6
               (b), Employer shall arrange to provide Executive with life and health insurance benefits substantially similar to those which Executive was receiving immediately prior to the Notice of Termination.

     c. Mitigation Not Required. Executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 6 be reduced by any compensation earned by Executive as the result of employment by another employer after the Date of Termination, or otherwise.

7. Non-disclosure;

     a. Confidential Information. Executive shall not, to the detriment of Employer, knowingly use for his own benefit or disclose or reveal to any unauthorized person, any trade secret or other confidential information received by Executive in the course of his employment or engagement in any capacity by Employer which relates to Employer or to any of the businesses operated by it, including, but not limited to, any customer lists, customer needs, price and performance information, specifications, hardware, software, devices, supply sources and characteristics, business opportunities, marketing, promotional, pricing and financing techniques, or other information relating to the business of Employer, and Executive confirms that such information constitutes the exclusive property of Employer. However, said restriction on confidential information shall not apply to information which "5: Ci) generally available in the industry in which Employer operates, (ii) disclosed in published literature or (iii) obtained by Executive from a third party without binder or secrecy. Executive agrees that, except as otherwise expressly~agreed to by Employer, he will return to Employer, promptly upon the request of the Board or any executive officer designated by the Board, any physical embodiment of such confidential information.

     b. Remedies. Executive recognizes that the possible restrictions on his activities which may occur as a result of his performance of his obligations under this Section 7 are required for the reasonable protection of Employer and its investments, and Executive expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of this Section 7, and that Employer, in addition to all other remedies at law or in equity, shall be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction. If any of the provisions of this Section 7 are held to be in any respect an unreasonable restriction upon Executive, then they shall be deemed to extend only over the maximum period of time, geographic area, and/or range of activities as to which they may be enforceable.

     c. Nonexclusive. The undertakings of Executive contained in Sections 7(a), 7(b) and 7(c) hereof shall be in addition to, and not in lieu of, any obligations which he may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise.

8.  Successors; Benefits.

     a. Successors. Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from Employer in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Employer" shall mean Employer as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     b. Benefits. This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

9. Miscellaneous Provisions.

     a. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     b. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, or three (3) calendar days after having been mailed, if mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

          If to Employer, to:
                                    480 Route 9 North
                                    Englishtown, NJ 07726

          If to Executive, to:      Warren B. Minton
                                    513 Frank Applegate Road
                                    Jackson, NJ 08527

          or to such other address as either party hereto shall have designated by like notice to the other party hereto (except that a notice of change of address shall only be effective upon receipt)

     c. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

     d. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral and written, with respect to the subject matter hereof.

     e. Applicable Law. This Agreement shall be governed by the laws of the State of New Jersey applicable to contracts made and to be wholly performed therein.

     f. Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     g. Waiver, etc. The failure of either of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach and delivered by the parties hereto as of the date first above written.

                                            By:
                                               --------------------------------

                                            Name:
                                                 ------------------------------

                                            Title:
                                                  ------------------------------

                                   EXHIBIT I-3

                    EMPLOYMENT AGREEMENT BETWEEN HIGHLAND AND
                                 JOSEPH SCHULTZ

EMPLOYMENT AGREEMENT, dated as of the ____ day of July 2001, between Highland Holdings International, Inc. corporation ("Employer"), and Joseph Schultz ("Executive")

                               W I T N E S S E T H

WHEREAS, Executive possesses an intimate knowledge of the business and affairs of Employer, its policies, methods, personnel, opportunities and problems;

WHEREAS, Employer desires to assure itself of Executive's continued employment by Employer and to compensate him for such efforts; and

WHEREAS, Executive is desirous of committing himself to serve Employer on the terms herein provided;

NOW, THEREFORE, In consideration of the covenants herein contained, the parties hereto hereby agree as follows:

1. Employment. Executive is hereby employed as Managing Director of Employer and as Co-chairman and Managing Director of E Street Access, Inc. a subsidiary of the Employer. Executive, shall have supervision and control over, and shared responsibility for, the operations and affairs of Employer, and shall have such other powers and duties as may be from time to time assigned to him by the Board of Directors of Employer (the "Board"), and Executive hereby accepts such employment, all subject to the terms and conditions herein contained. Executive hereby agrees that during the period of his employment hereunder he shall devote substantially all of his business time, attention and skills to the business and affairs of Employer and its subsidiaries.

2. Place of Performance. In connection with his employment by Employer, Executive shall be based at Employer's principal executive offices where same may be located from time to time.

3. Compensation.

     a. Base Salary. Employer shall pay to Executive, and Executive shall accept, for all services which may be rendered by him pursuant to this Agreement, a base salary ("Base Salary") as hereinafter set forth. The Base Salary during the first six months of the term of this Agreement shall be at the annual rate of $130,000 per year. The Base Salary during the second six months of the term of this Agreement shall be at the annual rate of $175,000 per year. The Base Salary after the first 12 months of the term of this Agreement shall be at the annual rate of $250,000 per year.

          Any increase in Base Salary or other compensation granted by Employer, the Board or any committee thereof shall in no way limit or reduce any other obligation of Employer hereunder and, once established at an increased specified rate Executive's Base Salary hereunder shall not thereafter be reduced, other than as necessitated by Employer's adverse financial condition. Executive's salary shall be payable in accordance with Employer's payroll practices as from time to time in effect.

     b. Bonus. (i) In addition to Base Salary, Executive shall be entitled to a minimum annual performance bonus as set forth in paragraph (ii) hereof. (ii) Executive shall receive a minimum performance bonus in January of each year during the term of this agreement payable at the rate of no less than $75,000 per annum. The first and last payment of the performance bonus shall be pro-rated as to amount based on the number of months for which Executive perform services from the date of this agreement through December 31. By way of example, if this agreement takes effect on July 1, 2001, Executive would be entitled to a minimum performance bonus in January of 2002 of $37,500.

     c. Life Insurance. During the term of his employment hereunder, Employer shall purchase and keep in effect life insurance in the amount of $500,000 on the life of the Executive. Such life insurance will name as beneficiaries those individuals designated by the Executive.

     d. Expenses. During the term of his employment hereunder, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services hereunder, provided that Executive properly accounts therefor in accordance with Employer's policy relating thereto. Without limiting the generality of the foregoing, the parties agree that any travel Executive undertakes in connection with the performance of his duties hereunder shall be in business class or better, and Employer shall reimburse Executive for such expenses.

     e. Benefit Plans. Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement currently available, or made available by Employer in the future, to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. Employer shall not make any changes in any employee benefit plans or arrangements in effect on the date hereof or during the term of this Agreement in which Executive participates (including, without limitation, any pension and retirement plan, supplemental pension and retirement plan, savings and profit sharing plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, medical insurance plan, disability plan, dental plan, health-and-accident plan or arrangement) which would adversely effect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executives of Employer and does not result in a proportionately greater reduction in the rights of or benefits to Executive as compared with any other executive of Employer. Any payments or benefits payable to Executive hereunder in respect of any calendar year during which Executive is employed by Employer for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of calendar days in such calendar year during which he is so employed.

     f. Vacations, Holidays and Sick Leave. Executive shall be entitled to the number of paid holidays, personal days off, vacation days and sick leave days in each calendar year as are determined by Employer from time to time for its senior executive officers, but not less than four
          (4) weeks in any calendar year (prorated, in any calendar year during which Executive is employed under this Agreement for less than the entire such year, in accordance with the number of calendar days in such calendar year during which he is so employed) . Vacation may be taken in Executive's discretion, so long as it is not inconsistent with the reasonable business needs of Employer. Executive shall be entitled to accrue from year to year all vacation days not taken by him.

     g. Perquisite. Executive shall be entitled to continue to receive the perquisites and fringe benefits appertaining to the office of the President and Chief Operating Officer of Employer in accordance with present practice and appropriate to the industry.

     h. Key Man Life Insurance. Executive shall cooperate with Employer to secure, for Employer, a key man life insurance policy on the life of Executive in the amount of $1,000,000, to be paid to Employer upon Executive's death.

     i. Base Salary Not Effected by Other Benefits. None of the benefits to which Executive is entitled under any of the provisions of Sections 3
          (b) - 3 (g) hereof shall in any manner reduce or be deemed to be in lieu of the Base Salary payable to Executive pursuant to Section 3(a) hereof.

4. Term of Employment. The employment by Employer of Executive pursuant hereto shall commence as of the effective date (the "Effective Date") and, subject to the provisions of Section 5 hereof, shall terminate three (3) years after the Effective Date (the "Termination Date") . This Agreement shall automatically be extended for one additional year beyond the Termination Date (the "Extended Termination Date") unless at least thirty (30) calendar days prior to the Termination Date, Executive or Employer shall have given notice that he or it does not wish to extend this Agreement.

5. Premature Termination. Anything in this Agreement contained to the contrary notwithstanding:

     a. Death. Executive's employment hereunder shall terminate forthwith upon the death of Executive.

     b. Disability. Executive's employment hereunder shall terminate, at the option of Employer, in the event that the Board makes a good faith determination that Executive suffers from Disability (as hereinafter defined) so as to be unable to substantially perform his duties hereunder for an aggregate of one hundred and eighty (180) calendar days during any period of twelve (12) consecutive months. As used in this Agreement, the term "Disability" shall mean the material inability, in the opinion of three-fourths (3/4) of the entire membership of the Board set forth in a resolution giving the particulars thereof, of Executive to render his agreed-upon services to Employer due to physical and/or mental infirmity, which opinion is concurred in by a physician or psychiatrist reasonably satisfactory to Employer and Executive or his duly appointed representative or guardian.

     c. Cause. Employer may terminate Executive's employment hereunder for Cause. For purposes of this Agreement, Employer shall have "Cause" to terminate Executive's employment hereunder upon (i) the willful, intentional and continued failure by Executive to substantially perform his duties hereunder (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after demand for substantial performance is delivered by Employer specifically identifying the manner in which Employer believes Executive has not substantially performed his duties and a continued, intentional disregard of such demand or (ii) the willful engaging by Executive in conclusively proven misconduct which is materially injurious to Employer, monetarily or otherwise, or (iii) the willful violation by Executive of the provisions of Section 7 hereof provided that such violation results in material injury to Employer. No act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of Employer. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive conducted, or failed to conduct, himself in a manner set forth above in clause (1), (ii), or (iii) of this Section 5(c), and specifying the particulars thereof in detail.

     d. Termination by Executive. Executive may terminate his employment hereunder Ci) for Good Reason (as hereinafter defined) or (ii) if his physical or mental health becomes impaired to an extent that makes the continued performance of his duties hereunder hazardous to his .physical or mental health or his life, provided that Executive shall have furnished Employer with a written statement from a doctor or psychiatrist to such effect, and provided further, that, at Employer's request and expense, Executive shall submit to an examination by a physician or psychiatrist selected by Employer and such physician or psychiatrist shall have concurred in the conclusion of Executive's physician or psychiatrist. Until Executive terminates his employment pursuant to clause (ii) of this Section 5 Cd), he shall continue to receive his full Base Salary, payable at the time such payments are due.

     e. "Good Reason" Defined. For purposes of this Agreement, "Good Reason" shall mean Ci) a Change in Control (as hereinafter defined) of Employer, or (ii) any limitation of the powers of Executive, or (iii) any removal of Executive as, or any failure to re-elect Executive to his title hereunder except in connection with termination of Executive's employment for Cause (as hereinafter defined) or Disability; provided, however, that any removal of Executive as, or any failure to re-elect Executive (except in connection with termination of Executive's employment for Cause or Disability) shall not diminish or reduce the obligations of Employer to Executive under this Agreement. or (iv) the failure of Employer to obtain the assumption of the agreement to perform this Agreement by any successor to Employer, as provided for in Section 8 hereof.

     f. "Change of Control" Defined. For purposes of this Agreement, a "Change in Control" (as hereinafter defined) of Employer shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13
          Cd) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than Employer or any "group" (as such term is defined in Section 13(d)
          (3) of the Exchange Act) of which they are a member, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Employer representing thirty percent (30%) of more of the combined voting power of Employer's then outstanding securities, or (ii) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period.

     g. Notice of Termination. Any termination of Executive's employment by Employer or by Executive (other than termination pursuant to Section 5(a) hereof) shall be communicated by written Notice of Termination to the~other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     h. Date of Termination. "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death, (ii) if Executive's employment is terminated pursuant to
          Section 5(b) hereof, thirty (30)
          calendar days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (iii) if Executive's employment is terminated pursuant to Section 5(c) hereof, the date specified in the Notice of Termination, and (iv) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided, however, that if, within thirty (30) calendar days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected)

6. Payments and Benefits Upon Early Termination.


     a. Early Termination for Death, Disability or Cause. Upon the termination of this Agreement prior to the Termination Date (or, if this Agreement shall have been extended to the Extended Termination Date, as provided in Section 4 hereof, prior to the Extended Termination Date) (X) by Employer as a result of death, Disability or termination of Executive for Cause or (Y) by Executive for any of the reasons set forth in clause (ii) of Section 5(d) hereof, Employer shall pay Executive:

          i. his Base Salary through the Date of Termination at the rate in effect at the time of Notice of Termination is given or, in the case of the death of Executive, the Date of Termination, payable at the time such payments are due; and

          ii. all other amounts to which Executive is entitled, including, without limitation, expense reimbursement amounts accrued to the Date of Termination or amounts under any benefit plan of Employer, at the time such payments are due.

     b. Early Termination Other than for Death, Disability or Cause. Upon the termination of this Agreement prior to the Termination Date (or, if this Agreement shall have been extended to the Extended Termination Date, as provided in Section '4 hereof, prior to the Extended Termination Date) (X) by Employer other than for death, Disability or Cause or (Y) by Executive for Good Reason or as a result of a breach of this Agreement by Employer, Employer shall pay to Executive:

          i. this Base Salary through the Termination Date at the rate in effect at the time Notice of Termination is given, payable at the time such payments are due (or, if this Agreement shall have been extended to the Extended Termination Date, as provided in Section 4 hereof, his Base Salary through the Extended Termination Date at the rate in effect at the time Notice of Termination is given, payable at the time such payments are due);

          ii. all other amounts to which Executive is entitled, including, without limitation, expense reimbursement amounts accrued to the Date of Termination or amounts under any benefit plan of Employer, at the time such payments are due; and

          iii. In addition, for the thirty-six (36) month period after termination for any of the reasons specified in this Section 6
               (b), Employer shall arrange to provide Executive with life and health insurance benefits substantially similar to those which Executive was receiving immediately prior to the Notice of Termination.

     c. Mitigation Not Required. Executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 6 be reduced by any compensation earned by Executive as the result of employment by another employer after the Date of Termination, or otherwise.

7. Non-disclosure;

     a. Confidential Information. Executive shall not, to the detriment of Employer, knowingly use for his own benefit or disclose or reveal to any unauthorized person, any trade secret or other confidential information received by Executive in the course of his employment or engagement in any capacity by Employer which relates to Employer or to any of the businesses operated by it, including, but not limited to, any customer lists, customer needs, price and performance information, specifications, hardware, software, devices, supply sources and characteristics, business opportunities, marketing, promotional, pricing and financing techniques, or other information relating to the business of Employer, and Executive confirms that such information constitutes the exclusive property of Employer. However, said restriction on confidential information shall not apply to information which "5: Ci) generally available in the industry in which Employer operates, (ii) disclosed in published literature or (iii) obtained by Executive from a third party without binder or secrecy. Executive agrees that, except as otherwise expressly~agreed to by Employer, he will return to Employer, promptly upon the request of the Board or any executive officer designated by the Board, any physical embodiment of such confidential information.

     b. Remedies. Executive recognizes that the possible restrictions on his activities which may occur as a result of his performance of his obligations under this Section 7 are required for the reasonable protection of Employer and its investments, and Executive expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of this Section 7, and that Employer, in addition to all other remedies at law or in equity, shall be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction. If any of the provisions of this Section 7 are held to be in any respect an unreasonable restriction upon Executive, then they shall be deemed to extend only over the maximum period of time, geographic area, and/or range of activities as to which they may be enforceable.

     c. Nonexclusive. The undertakings of Executive contained in Sections 7(a), 7(b) and 7(c) hereof shall be in addition to, and not in lieu of, any obligations which he may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise.

8. Successors; Benefits.

     a. Successors. Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from Employer in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Employer" shall mean Employer as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     b. Benefits. This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

9. Miscellaneous Provisions.

     a. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     b. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, or three (3) calendar days after having been mailed, if mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

          If to Employer, to:
                                    480 Route 9 North
                                    Englishtown, NJ 07726

          If to Executive, to:      Joseph Schultz
                                    324 Hutchinson Road
                                    Freehold, NJ 07728

          or to such other address as either party hereto shall have designated by like notice to the other party hereto (except that a notice of change of address shall only be effective upon receipt)

     c. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

     d. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral and written, with respect to the subject matter hereof.

     e. Applicable Law. This Agreement shall be governed by the laws of the State of New Jersey applicable to contracts made and to be wholly performed therein.

     f. Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     g. Waiver, etc. The failure of either of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach and delivered by the parties hereto as of the date first above written.

                                            By:
                                               --------------------------------

                                            Name:
                                                 ------------------------------

                                            Title:
                                                  -----------------------------